Exhibit 4.1

USA COMPRESSION PARTNERS, LP

USA COMPRESSION FINANCE CORP.

AND

THE GUARANTORS NAMED ON THE SIGNATURE PAGES HEREOF

6.875% SENIOR NOTES DUE 2027

INDENTURE

DATED AS OF MARCH 7, 2019

WELLS FARGO BANK, NATIONAL ASSOCIATION,

AS TRUSTEE

i

Section 12.10	Table of Contents, Headings, Etc.	119
Section 12.11	No Adverse Interpretation of Other Agreements	119
Section 12.12	Patriot Act	119
Section 12.13	Benefits of this Indenture	119
Section 12.14	Notices	119

EXHIBITS

Exhibit A                                             FORM OF NOTE

Exhibit B                                             FORM OF CERTIFICATE OF TRANSFER

Exhibit C                                             FORM OF CERTIFICATE OF EXCHANGE

Exhibit D                                             FORM OF SUPPLEMENTAL INDENTURE

THIS INDENTURE (this “Indenture”), dated as of March 7, 2019, is among USA Compression Partners, LP, a Delaware limited partnership (referred to herein as the “Company”), USA Compression Finance Corp., a Delaware corporation (referred to herein as “Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors listed on the signature pages hereof and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuers have heretofore duly authorized the execution and delivery of this Indenture;

WHEREAS, the Issuers have duly authorized the issue of 6.875% Senior Notes due 2027 (as they may be issued from time to time under this Indenture, including any Additional Notes issued pursuant to Section 1.03 of this Indenture, the “Notes”), initially in an aggregate principal amount not to exceed $750,000,000, and in connection therewith, the Issuers and the Initial Guarantors have duly determined to make, execute and deliver this Indenture to set forth the terms and provisions of the Notes;

WHEREAS, all things necessary to make the Notes, when executed by the Issuers and authenticated and delivered by the Trustee or a duly authorized authenticating agent and to make the Subsidiary Guarantees of each of the Guarantors as set forth herein, when the Notes have been so executed, authenticated and delivered, the valid and legally binding obligations of the Issuers and the Guarantors, respectively, have been done; and

WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement according to its terms, have been done.

NOW, THEREFORE, the Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE ONE
ISSUE AND DESCRIPTION OF NOTES

Section 1.01     Designation and Amount; Ranking Payments; Denomination.  (a) The Notes shall be designated as the “6.875% Senior Notes due 2027.”  The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is not limited.  The aggregate principal amount of Notes initially authorized for authentication and delivery pursuant to this Indenture is limited to $750,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 1.07, Section 1.08, Section 1.09, Section 3.06, Section 3.08, Section 4.15 and Section 8.05 hereof). The Issuers may, and shall be entitled to, from time to time, without notice to or the consent of the Holders of the Notes, in accordance with Section 1.03 below, increase the principal amount of Notes and issue such increased principal amount (or any portion thereof) of Notes as “Additional Notes” under this Indenture.

(b)                                 Payments of the principal of and interest on the Notes shall be made in U.S. dollars, and the Notes shall be denominated in U.S. dollars and in minimum amounts of at least

$2,000 and integral multiples of $1,000 in excess of $2,000.  The Place of Payment where the principal of and any other payments due on the Notes are payable shall initially be at the office or agency of the Issuers maintained for that purpose in accordance with Section 4.02 of this Indenture.

(c)                                  The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  Initially, the Trustee will act as Paying Agent and Registrar.  The Issuers may appoint and change any Paying Agent or Registrar or co-registrar without notice.  The Company or any of its domestically organized wholly owned Restricted Subsidiaries may act as Paying Agent or Registrar or co-registrar.

(d)                                 All payments of principal, premium, if any, and interest due on all Global Notes will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof.  Principal of, premium, if any, and interest on Notes in certificated form will be payable at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders, except that if a Holder of at least $5.0 million principal amount of Notes has given wire transfer instructions to the Issuers to an account in the continental United States, the Issuers will pay all principal, interest and premium, if any, on that Holder’s Notes in accordance with those instructions. Until otherwise designated by the Issuers, the Issuers’ office or agency will be the office of the Trustee maintained for such purpose.  Notwithstanding the foregoing, payment may be made pursuant to the Applicable Procedures of the Depository in the case of Global Notes.

(e)                                  The Notes shall be guaranteed by each of the Initial Guarantors and any additional Subsidiary Guarantors in accordance with Section 4.13 and Article Nine of this Indenture.

(f)                                   No Subsidiary Guarantee, nor any notation thereof, shall be, or shall be required to be, endorsed on, or attached to, or otherwise physically made part of any Note.

Section 1.02     Form of Notes.  (a) The Notes shall be substantially in the form set forth in Exhibit A hereto, which is incorporated in and made a part of this Indenture.

(b)                                 Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to constitute conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

(c)                                  The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 1.03     Additional Notes.

(a)                                 The Issuers shall be entitled, subject to their compliance with Section 4.09, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance, issue price, the date from which interest begins to accrue and applicable transfer restrictions.  The Initial Notes issued on the Issue Date and any Additional Notes shall be treated as a single class for all purposes under this Indenture, including waivers, consents, directions, declarations, amendments, redemptions and offers to purchase; and none of the Holders of any Initial Notes or any Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

(b)                                 With respect to any Additional Notes, the Issuers shall set forth in an Issuer Order, which shall be delivered to the Trustee, the following information:

(1)                                 the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)                                 the issue price, the issue date and the CUSIP number and any corresponding ISIN of such Additional Notes;

(3)                                 if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Exhibit A in which any such Global Notes may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof.

Section 1.04     Execution and Authentication.  (a) At least one Officer must sign the Notes for each of the Company and Finance Corp. by manual or facsimile signature.  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.  A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature of the Trustee will constitute conclusive evidence that the Note has been authenticated under this Indenture.

(b)                                 The Trustee will, upon receipt of an Issuer Order, authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes.  The Issuer Order shall specify the principal amount of the Notes to be authenticated and the date on which the original issue of such Notes is to be authenticated.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Issuer Orders, except as provided in Section 1.09.  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 1.05     Non-Business Day Payments.  If any Interest Payment Date, the Stated Maturity, any redemption date, any Settlement Date or any Change of Control Payment Date falls on a day that is not a Business Day, then the required payment or delivery will be made on the next succeeding Business Day with the same force and effect as if made on the date that the payment or delivery was due, and no additional interest will accrue on that required payment or delivery for the period from and after the Interest Payment Date, Stated Maturity, Redemption Date, Settlement Date or Change of Control Payment Date, as the case may be, to that next succeeding Business Day.

Section 1.06     Defaulted Interest.  (a) Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Regular Record Date for such interest (or, if no business is conducted by the Trustee at its Corporate Trust Office on such date, at 5:00 P.M. New York City time on such date).

(b)                                 Any interest on the Notes which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date after giving effect to any applicable grace period (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuers, at its election in each case, as provided in clause (1) or (2) below:

(1)                                 The Issuers may elect to make payment of any Defaulted Interest payable on any Notes to the Persons in whose names such Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Issuers shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each of such Notes and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon, the Issuers shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Issuers shall promptly notify the Trustee of such Special Record Date and, the Trustee, in the name and at the expense of the Issuers, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of such Notes in the manner set forth in Section 1.10 hereof, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so sent, such Defaulted Interest shall be paid to the Persons in whose names such Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)                                 The Issuers may make payment of any Defaulted Interest on any Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuers to the Trustee of the proposed payment pursuant to this clause (2), such manner of payment shall be deemed practicable by the Trustee.

(c)                                  Except as may otherwise be provided in this Section 1.06, the Person to whom Defaulted Interest shall be payable on any Note that first becomes payable on a day that is not an Interest Payment Date shall be the Holder of such Note on the day such interest is paid.

(d)                                 Subject to the foregoing provisions of this Section 1.06, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

(e)                                  The Trustee will have no duty whatsoever to determine whether any Defaulted Interest is payable or due, or the amount thereof.

Section 1.07     Temporary Notes.  (a) Pending the preparation of Definitive Notes, the Issuers may execute, and upon the receipt of an Issuer Order, the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes, respectively, may determine, as evidenced by their execution of such Notes, respectively.

(b)                                 If temporary Notes are issued, the Issuers will cause Definitive Notes to be prepared without unreasonable delay.  After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuers in a Place of Payment, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Issuers shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more Definitive Notes, of any authorized denominations and of like tenor and aggregate principal amount.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 1.08     Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  Global Notes will be exchanged by the Issuers for Definitive Notes if:

(1)                                 the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days after the date of such notice from the Depositary; or

(2)                                 there has occurred and is continuing a Default or Event of Default with respect to the Notes and the Depositary notifies the Trustee of its decision to exchange Global Notes for Definitive Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 1.07 and Section 1.09 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 1.08 or Section 1.07 or Section 1.09 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 1.08(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 1.08(b) or (f) hereof.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                 Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 1.08(b)(1).

(2)                                 All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 1.08(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)                                  instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in Section 1.08(c)(1) above.

Upon consummation of an Exchange Offer by the Issuers in accordance with Section 1.08(f) hereof, the requirements of this Section 1.08(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 1.08(h) hereof.

(3)                                 Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 1.08(b)(2) above and the Registrar receives the following, as applicable:

(A)                               if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)                               if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)                                 Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 1.08(b)(2) above and:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)                               such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following, as applicable:

(i)                                     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Company or Registrar so requests, or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and Registrar stating that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Issuer Order in accordance with Section 1.04(b) hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to, Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)                                 Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If permitted by Section 1.08(a) hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)                               if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)                                 if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                               if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 1.08(h) hereof, and the Issuers shall execute, and the Trustee shall authenticate and deliver to the Person designated in the instructions, a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 1.08(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 1.08(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)                                 Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  If permitted by Section 1.08(a), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)                               such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following, as applicable:

(i)                                     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Company or Registrar so requests, or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and Registrar stating that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                 Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If permitted by Section 1.08(a) hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 1.08(b)(2) hereof, the Registrar will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 1.08(h) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 1.08(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 1.08(c)(3) will not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)                                 Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)                               if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)                                 if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)                               if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note.

(2)                                 Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)                               such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following, as applicable:

(i)                                     if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)                                  if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Company or Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company and Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 1.08(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)                                 Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 1.04 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 1.08(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 1.08(e).

(1)                                 Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following, as applicable:

(A)                               if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                               if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)                                 Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B)                               any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following, as applicable:

(i)                                     if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)                                  if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Company or Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company and Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                 Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                   Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers will issue and, upon receipt of an Issuer Order in accordance with Section 1.04 hereof, the Trustee will authenticate:

(1)                                 one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers; and

(2)                                 Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuers.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g)                                  Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)                                 Private Placement Legend.

(A)                               Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or in substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION IN THIS NOTE MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE

ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS SIX MONTHS (IN THE CASE OF RULE 144A NOTES) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH AN ISSUER OR ANY AFFILIATE OF AN ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) OR 40 DAYS (IN THE CASE OF REGULATION S NOTES) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER OR THE ISSUERS ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.  IN THE CASE OF REGULATION S NOTES, BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

(B)                               Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3)

or (f) of this Section 1.08 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)                                 Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO AN ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST IN THIS NOTE.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(3)                                 Definitive Note Legend.  Each Definitive Note will bear a legend in substantially the following form:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(4)                                 ERISA Legend.  Each Note will bear the following additional legend:

BY ITS ACQUISITION OF THIS NOTE (OR ANY INTEREST IN THIS NOTE), THE HOLDER THEREOF (AND IF THE HOLDER IS A “PLAN” (AS DEFINED BELOW), ITS FIDUCIARY) WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY (OR ANY INTEREST IN THIS NOTE) CONSTITUTES THE ASSETS OF (A) A PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME NOTE ACT OF 1974, AS AMENDED (“ERISA”) OR (B) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH OF (A) AND (B), AN “ERISA PLAN”) OR

PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA AND/OR THE CODE (“SIMILAR LAWS”) OR (2) (A) THE ACQUISITION AND HOLDING OF THIS NOTE (OR ANY INTEREST IN THIS NOTE) WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS AND (B) IF THE HOLDER IS AN ERISA PLAN, A FIDUCIARY THAT IS AN “INDEPENDENT FIDUCIARY WITH FINANCIAL EXPERTISE” AS DESCRIBED IN THE U.S. CODE OF FEDERAL REGULATIONS, 29 C.F.R. SECTION 2510.3 21(C)(1), AS AMENDED FROM TIME TO TIME, IS ACQUIRING AND HOLDING THIS NOTE (OR ANY INTEREST IN THIS NOTE) ON BEHALF OF THE ERISA PLAN. FOR PURPOSES OF THE FOREGOING, “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR ANY ENTITY OR ACCOUNT THAT IS DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING.

(h)                                 Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note will be returned to or retained and cancelled by the Trustee in accordance with Section 1.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges.

(1)                                 To permit registrations of transfers and exchanges, the Issuers will execute, and the Trustee will authenticate, Global Notes and Definitive Notes upon receipt of an Issuer Order in accordance with Section 1.04 hereof or at the Registrar’s request.

(2)                                 No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 1.07, 3.06, 3.08, 4.10, 4.15 and 8.05 hereof).

(3)                                 All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(4)                                 Neither the Registrar nor the Issuers will be required:

(A)                               to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)                               to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)                               to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(5)                                 Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(6)                                 The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 1.04 hereof.

(7)                                 All certifications, certificates and Opinions of Counsel required to be submitted to the Trustee, Company or Registrar pursuant to this Section 1.08 to effect a registration of transfer or exchange may be submitted by facsimile.

(8)                                 Neither any members of, or participants in, the Depositary nor any other Persons on whose behalf such members or participants may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever.  None of the Issuers, the Trustee, any Paying Agent, any Registrar, any authenticating agent or any other agent of the Issuers or any agent of the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Note in the form of a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  The Issuers, the Trustee, any Paying Agent, any Registrar and any other agent of the Issuers and any agent of the Trustee shall be entitled to deal with any depositary (including any Depositary), and any nominee thereof, that is the holder of any such Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof, except as provided under Section 4.03, Section 4.16 and Section 5.01 hereof. None of the Issuers, the Trustee, any Paying Agent, any Registrar or any other agent of the Issuers or any agent of the Trustee shall have any responsibility or liability for any acts or omissions of any such depositary with respect to such Global Note, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between such depositary and any members or participants in the Depositary or other participant in such depositary or between or among any such depositary, any such member or participant in the Depositary or other participant and/or any holder or owner of a beneficial interest in such Global Note or for any transfers of beneficial interests in any such Global Note. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, that impair, as between the Depositary, members or participants of the Depositary and any other Person on whose behalf a member or participant of the Depositary may act, the operation of customary practices of such Persons governing the exercise of the rights of a beneficial holder of any Global Note.  Neither the Trustee nor any agent of the Trustee shall have any responsibility or liability for any actions taken or not taken by the Depositary.

(9)                                 Neither the Trustee nor any agent of the Trustee shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 1.09     Mutilated, Destroyed, Lost and Wrongfully Taken Notes.  (a) If (1) any mutilated Note is surrendered to the Trustee or (2) both (i) there shall be delivered to the Issuers and the Trustee (A) a claim by a Holder as to the destruction, loss or wrongful taking of any Note of such Holder and a request thereby for a new replacement Note, and (B) such indemnity bond as required by them to save each of them and any agent of either of them harmless and (ii) such other reasonable requirements as may be imposed by the Issuers as permitted by Section 8—405 of the Uniform Commercial Code have been satisfied, then, in the absence of notice to an Issuer or the Trustee that such Note has been acquired by a “protected purchaser” within the meaning of Section 8—405 of the Uniform Commercial Code, the Issuers shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such mutilated, destroyed, lost or wrongfully taken Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously Outstanding.

(b)                                 In case any such mutilated, destroyed, lost or wrongfully taken Note has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Note, pay such Note.

(c)                                  Upon the issuance of any new Note under this Section 1.09, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

(d)                                 Every new Note issued pursuant to this Section 1.09 in lieu of any destroyed, lost or wrongfully taken Note shall constitute an original additional contractual obligation of the Issuers, whether or not the destroyed, lost or wrongfully taken Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(e)                                  The provisions of this Section 1.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes.

Section 1.10     Notice to Holders; Waiver.  (a) Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b)                                 In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(c)                                  Notwithstanding anything to the contrary herein, where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

Section 1.11     Cancellation.  All Notes surrendered for payment, redemption, registration of transfer or exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  The Issuers may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuers may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Issuers have not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee.

No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 1.11, except as expressly permitted by this Indenture.  All cancelled Notes held by the Trustee shall be disposed of in accordance with its customary procedures and the Trustee shall deliver copies of cancelled Notes to the Issuers pursuant to an Issuer Order; provided, however, that the Trustee shall not be required to destroy such cancelled Notes.

ARTICLE TWO
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 2.01     Definitions.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1)                                 Indebtedness or Disqualified Stock of any other Person existing at the time such other Person was merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness or Disqualified Stock is incurred or issued in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person, but excluding Indebtedness or Disqualified Stock which is extinguished, retired, cancelled or repaid in connection with such Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

(2)                                 Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Notes” means, subject to the Company’s compliance with Section 4.09, 6.875% Senior Notes due 2027 issued from time to time after the Issue Date under this Indenture (other than pursuant to Section 1.07, Section 1.08, Section 1.09, Section 3.06, Section 3.08, Section 4.15 or Section 8.05 of this Indenture).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control by the other Person.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Applicable Law,” except as the context may otherwise require, means all applicable laws, rules, regulations, ordinances, judgments, decrees, injunctions, writs and orders of any court or governmental or congressional agency or authority and rules, regulations, orders, licenses and permits of any United States federal, state, municipal, regional, or other governmental body, instrumentality, agency or authority.

“Applicable Procedures” of a Depositary means, with respect to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“ASC-815” means Accounting Standards Codification Topic 815, Derivatives and Hedging.

“Asset Sale” means:

(1)                                 the sale, lease, conveyance or other disposition of any properties or assets (including by way of a merger or consolidation or by way of a Sale and Leaseback Transaction); and

(2)                                 the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries; provided, however, that, in the case of clause (1) or (2), the disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will not constitute an “Asset Sale” but will be governed by the provisions of Section 4.15 and/or Section 5.01 and not by the provisions of Section 4.10.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)                                 any Asset Sales in any calendar year not to exceed $40.0 million in the aggregate;

(2)                                 a transfer of properties or assets between or among any of the Company and its Restricted Subsidiaries;

(3)                                 an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4)                                 the sale, lease or other disposition of equipment, inventory or accounts receivable in the ordinary course of business or the sale or other disposition of damaged, worn-out or obsolete properties or assets in the ordinary course of business;

(5)                                 the sale or other disposition of cash or Cash Equivalents, Hedging Contracts or other financial instruments in the ordinary course of business (including, without limitation, unwinding or settling any Hedging Contracts);

(6)                                 a Restricted Payment that is permitted by Section 4.07 or a Permitted Investment;

(7)                                 the creation or perfection of a Lien that is not prohibited by Section 4.12 or a disposition in connection with any such Lien;

(8)                                 surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(9)                                 the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

(10)                          dispositions of Capital Stock or Indebtedness of any Unrestricted Subsidiary; and

(11)                          an Asset Swap.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in a Permitted Business between the Company or any of its Restricted Subsidiaries and another Person; provided that the fair market value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash) is reasonably equivalent, as determined in good faith by the Company, to the fair market value of the properties or assets (together with any cash) to be received by the Company or such Restricted Subsidiary provided, further, that any cash received must be applied in accordance with Section 4.10 as if the Asset Swap were an Asset Sale.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.  As used in the preceding sentence, the “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.  In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Available Cash from Operating Surplus” means, with respect to any quarter:

(a)                                 the sum of (i) all cash and cash equivalents of the Company and its Restricted Subsidiaries on hand at the end of such quarter, and (ii) if the General Partner so determines, all or any portion of any additional cash and cash equivalents of the Company and its Restricted Subsidiaries on hand on the date the Company makes Restricted Payments with respect to such quarter resulting from Working Capital Borrowings made subsequent to the end of such quarter, less

(b)                                 the amount of any cash reserves established by the General Partner (or the Company’s proportionate share of cash reserves in the case of Restricted Subsidiaries that are not wholly owned) to (i) provide for the proper conduct of the business of the Company and its Restricted Subsidiaries (including reserves for future capital expenditures and for anticipated future credit needs) subsequent to such quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Company or any of its Restricted Subsidiaries is a party or by which it is bound or its assets are subject or (iii) provide funds for Restricted Payments in respect of future periods, up to the amount that the Company could distribute as Operating Surplus under the Partnership Agreement in respect of such period; provided, however, that disbursements made by the Company and its Restricted Subsidiaries or cash reserves established, increased or reduced after the end of such quarter but on or before the date of determination of Available Cash from Operating Surplus with respect to such quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash from Operating Surplus, within such quarter if the General Partner so determines. Notwithstanding the foregoing, “Available Cash” with respect to the quarter in which the Liquidation Date (as defined in the Partnership Agreement) occurs and any subsequent quarter shall be zero.

“Bankruptcy Law” means Title 11, United States Code, as may be amended from time to time, or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition, except that securities that a person has the right to acquire pursuant to a merger agreement, stock or unit purchase agreement, tender offer or exchange offer will not be deemed Beneficially Owned by such person until consummation of the transaction or series of transactions contemplated thereby. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have correlative meanings.

“Board of Directors” means:

(1)                                 with respect to Finance Corp., its board of directors;

(2)                                 with respect to the Company, the Board of Directors of the General Partner (or any other Person serving a similar function for the Company) or any authorized committee thereof;

(3)                                 with respect to any other partnership, the board of directors or board of managers of the general partner of the partnership or, if such general partner is itself a limited partnership, then the board of directors or board of managers of its general partner, or in each case any duly authorized committee thereof; and

(4)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Broker-Dealer” has the meaning set forth in the definition of “Participating Broker-Dealer” in the Registration Rights Agreement.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP (other than any obligation that is required to be classified and accounted for as an operating lease for financial reporting purposes in accordance with GAAP as in effect on the Issue Date), and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)                                 in the case of a corporation, corporate stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, other than debt securities that are convertible into any of the foregoing.

For the avoidance of doubt, the Capital Stock of the Company includes its Common Units, Class B Units, Preferred Units (including additional shares of Preferred Units issuable as in-kind distributions thereon) and general partner interests.

“Cash Equivalents” means:

(1)                                 United States dollars;

(2)                                 securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3)                                 marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;

(4)                                 certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank or any United States branch of a foreign bank, in each case, having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(5)                                 repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)                                 commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within one year after the date of acquisition;

(7)                                 money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

(8)                                 marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively, and in each case maturing within 24 months after the date of creation thereof.

“CDM E&T” means CDM Environmental & Technical Services LLC.

“CDM Resource” means CDM Resource Management LLC.

“Change of Control” means the occurrence of any of the following:

(1)                                 the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Restricted Subsidiaries) of the Company and its Restricted Subsidiaries taken as a whole, to any “person”(as that term is used in Section 13(d)(3) of the Exchange Act) other than a Qualified Owner, in each case which occurrence is followed by a Rating Decline within 90 days thereafter;

(2)                                 the adoption of a plan relating to the liquidation or dissolution of the Company or removal of the General Partner by the limited partners of the Company (except for cases in which any successor general partner of the Company is a Qualified Owner);

(3)                                 the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) or group, other than a Qualified Owner, acquires Beneficial Ownership, directly or indirectly, of more than 50% of the aggregate voting power (through ownership of Capital Stock, contract or otherwise) to elect the members of the Board of Directors of the

General Partner (or any other governing bodies or Persons performing similar functions as the Board of Directors of the General Partner as of the Issue Date, as a result of any transaction, restructuring, contractual arrangement or otherwise), or if the Company is no longer a partnership, the Board of Directors of the Company, which occurrence is followed by a Rating Decline within 90 days thereafter; or

(4)                                 in the event that the members of the Board of Directors of the Company become subject to election at set intervals, occupation at any time of a majority of the seats (other than vacant seats) on the Board of Directors by Persons who were not (i) directors of the General Partner on the date the members become so subject to election or (ii) nominated or appointed by the Board of Directors of the Company, which occurrence is followed by a Rating Decline within 90 days thereafter.

Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited liability company, corporation, limited partnership or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned, directly or indirectly, the Voting Stock of the Company immediately prior to such transactions continue to Beneficially Own, directly or indirectly, in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own, directly or indirectly, sufficient Equity Interests in such entity to elect a majority of the directors, managers, trustees or other persons serving in a similar capacity for such entity and, if applicable, its general partner and, in either case no “person”, other than a Qualified Owner, Beneficially Owns, directly or indirectly, more than 50% of the Voting Stock of such entity.

“Class B Units” has the meaning assigned to such term in the Partnership Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto.

“Commission” or “SEC” means the Securities and Exchange Commission.

“Company” means USA Compression Partners, LP, a Delaware limited partnership, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Common Units” mean the common units of the Company, representing limited partner interests in the Company.  For the avoidance of doubt, the term “Common Units” does not refer to or include (x) warrants to purchase Common Units or (y) Preferred Units or Class B Units, in each case, prior to their conversion into Common Units pursuant to the terms of the Partnership Agreement.

“Compression Acquisition” means the acquisition on April 2, 2018 by the Company of all of the outstanding limited liability company interests in CDM Resource and CDM E&T.

“Conflicts Committee” has the meaning assigned to such term in the Partnership Agreement, or any successor committee performing an equivalent role.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period, plus, without duplication:

(1)                                 provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)                                 consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Contracts, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3)                                 depreciation, depletion and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, and other non-cash items (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period, to the extent that such depreciation and amortization, impairment and other non-cash items were deducted in computing such Consolidated Net Income; plus

(4)                                 unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus

(5)                                 all extraordinary, unusual or non-recurring items of loss or expense and, without duplication, Transaction Costs; plus

(6)                                 any deferred or non-cash equity compensation or stock option or similar compensation expense, including all expense recorded for any equity appreciation rights plan in excess of cash payments for exercised rights, in each case during such period; plus

(7)                                 an amount equal to dividends or distributions paid during such period in cash to such Person or any of its Restricted Subsidiaries by a Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, in each case, to the extent not already included in computing such Consolidated Net Income; minus

(8)                                 unrealized non-cash gains resulting from foreign currency balance sheet adjustments required by GAAP to the extent such gains were included in computing such Consolidated Net Income; minus

(9)                                 all extraordinary, unusual or non-recurring items of gain or revenue; minus

(10)                          other non-cash items increasing such Consolidated Net Income (including, without limitation, provision for tax benefit) for such period, other than accruals of revenue or other items in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and before any reduction in respect of preferred securities dividends, provided that:

(1)                                 the aggregate Net Income (but not net loss in excess of such aggregate Net Income) of each of the Persons that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included but only to the extent of the amount of dividends or distributions paid in cash to the specified Person or any Restricted Subsidiary thereof;

(2)                                 the Net Income of any Restricted Subsidiary other than a Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule, governmental regulation, loan agreement, indenture or other agreement applicable to that Restricted Subsidiary or its stockholders, partners or members;

(3)                                 the cumulative effect of a change in accounting principles will be excluded;

(4)                                 unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation, those resulting from the application of ASC-815, will be excluded;

(5)                                 any nonrecurring charges relating to any premium or penalty paid, write off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded; and

(6)                                 any asset (including goodwill) impairment or write-down on or related to non-current assets under applicable GAAP or Commission guidelines will be excluded.

“Consolidated Net Tangible Assets” means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet, and determined on a pro forma basis in a manner consistent with the adjustments set forth in the definition of the “Fixed Charge Coverage Ratio.”

“consolidation” means, with respect to any Person, the consolidation of the accounts of the Restricted Subsidiaries of such Person with those of such Person, all in accordance with GAAP; provided, however, that “consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary of such Person with the accounts of such Person.  The term “consolidated” has a correlative meaning to the foregoing.

“Corporate Trust Office of the Trustee” means the corporate trust office of the Trustee, which office at the date hereof is located at the address set forth in Section 12.14, except with respect to payments on, or registrations of transfers of or exchanges of, the Notes, in which case such office of the Trustee shall be its corporate trust office in New York, New York, which office on the date hereof is located at 150 East 42nd Street, New York, New York 10017, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuers, or the corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Issuers).

“Credit Agreement” means the Sixth Amended and Restated Credit Agreement, dated as of April 2, 2018, by and among the Company, as borrower, USAC OpCo 2, LLC, USAC Leasing 2, LLC, USA Compression Partners, LLC, USAC Leasing, LLC, CDM Resource, CDM E&T and Finance Corp., the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as agent and an LC issuer, JPMorgan Chase Bank, N.A., Barclays Bank PLC, Regions Capital Markets, a division of Regions Bank, RBC Capital Markets and Wells Fargo Bank, N.A., as joint lead arrangers and joint book runners, Barclays Bank PLC, Regions Bank, RBC Capital Markets and Wells Fargo Bank, N.A., as syndication agents, and MUFG Union Bank, N.A., SunTrust Bank and The Bank of Nova Scotia, as senior managing agents, or any successor or replacement agreements and whether by the same or any other agent, lender or group of lenders, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreements extending the maturity of, Refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreements.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities, indentures or debt issuances, in each case with banks or other institutional lenders or investors, providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose entities formed to borrow from such lenders against such receivables or inventory), commercial paper, debt securities or letters of credit, in each case, as amended, restated, modified or Refinanced (including Refinancing with any capital markets transaction) in whole or in part from time to time.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary or Joint Venture, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary or Joint Venture, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning set forth in Section 1.06(b) hereof.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 1.04 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“De Minimis Amount” means a principal amount of Indebtedness equal to $10.0 million.

“Depositary” means, with respect to the Notes issuable in whole or in part in the form of one or more Global Notes, a clearing agency that is designated to act as depositary for such Notes.  The initial Depositary for the Notes will be DTC.

“Designated Non-cash Consideration” means the fair market value (as determined in good faith by the Company) of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an officers’ certificate, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the final Stated Maturity of the Notes, in each case except in exchange for Capital Stock of the Company (other than Disqualified Stock). Notwithstanding the preceding sentence, (a) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 and (b) any Capital Stock issued pursuant to any plan of the Company or any of its Affiliates for the benefit of one or more employees will not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or any of its Affiliates in order to satisfy applicable contractual, statutory or regulatory obligations.

For purposes of Section 4.09, the “amount” or “principal amount” of any Disqualified Stock or preferred securities shall equal the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, in each case, exclusive of accrued dividends.  For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or preferred securities which do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or preferred securities as if such Disqualified Stock or preferred securities were redeemed, repaid or repurchased on the date on which the “amount” or “principal amount” thereof shall be required to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock or preferred securities could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock or preferred securities as reflected in the most recent financial statements of such Person.

“DTC” means The Depository Trust Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Issuance” means the issuance by the Company of 19,191,351 Common Units and 6,397,965 new Class B Units to Energy Transfer Partners, L.P. to fund the Compression Acquisition.

“Equity Offering” means (i) any public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by the Company after April 2, 2018; or (ii) any contribution to capital of the Company in respect of Capital Stock (other than Disqualified Stock) of the Company after April 2, 2018, excluding in the case of clauses (i) and (ii), any sale to or contribution by any Subsidiary of the Company; provided, that, for the avoidance of doubt, the issuance or sale of the Company’s Common Units, warrants to purchase Common Units, Class B Units and Preferred Units, in each case, on April 2, 2018 or otherwise in connection with the Transactions, shall not constitute an “Equity Offering” for the purposes of this Indenture.

“Equity Restructuring Transactions” means (i) the acquisition by Energy Transfer Equity, L.P. and Energy Transfer Partners, L.L.C. (collectively, the “Purchasers”) of (x) all of the outstanding limited liability company interests of the General Partner and (y) 12,466,912 Common Units, in each case, pursuant to the Purchase Agreement, dated as of January 15, 2018, by and among the Purchasers, USA Compression Holdings, LLC and R/C IV USACP Holdings, L.P. (solely for certain purposes therein) and Energy Transfer Partners, L.P. (solely for certain purposes therein) and (ii) the conversion of the general partner interest in the Company into a non-economic general partner interest and the cancellation of the IDRs held by the General Partner in exchange for the issuance of 8,000,000 Common Units pursuant to the Equity Restructuring Agreement, dated as of January 15, 2018, by and among Energy Transfer Equity, L.P., the General Partner and the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 1.08(f) hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than (i) Indebtedness under the Credit Agreement, (ii) the Notes and the Subsidiary Guarantees and (iii) intercompany Indebtedness) in existence on the Issue Date, until such amounts are repaid.

“Existing Notes” means the Company’s outstanding 6.875% Senior Notes due 2026.

“fair market value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company in the case of amounts of $50.0 million or more and otherwise by an officer of the General Partner, which determination will be conclusive for all purposes under this Indenture.

“Finance Corp.,” means USA Compression Finance Corp., a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Finance Corp.” shall mean such successor Person.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, issues, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than revolving borrowings incurred for working capital purposes) or Disqualified Stock or a Restricted Subsidiary of such Person issues, repurchases or redeems preferred securities subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred securities, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)                                 acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries (or by any Person acquired by such Person or any of its Restricted Subsidiaries), including through mergers, consolidations or otherwise (including acquisitions of assets used in a Permitted Business), and including in each case any related financing transactions (including repayment of Indebtedness) during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have been realized or are reasonably expected in good faith to be realized within the next 12 months, in the reasonable judgment of the chief financial or accounting officer of the General Partner (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

(2)                                 the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)                                 the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

(4)                                 interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included.

For purposes of this definition, (a) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during the reference period; and (b) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during the reference period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings but excluding write-offs of deferred financing costs or premiums paid in connection with a retirement of Indebtedness), and net of the effect of all payments made or received pursuant to interest rate Hedging Contracts; plus

(2)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)                                 any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4)                                 all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or on any series of Disqualified Stock or preferred securities of any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company,

in each case, on a consolidated basis and determined in accordance with GAAP.

Furthermore, in calculating “Fixed Charges” for purposes of determining the “Fixed Charge Coverage Ratio”:

(a)                                 interest on outstanding Indebtedness determined on a fluctuating basis as of the Calculation Date and which will continue to be so determined thereafter shall be calculated as if the average rate in effect from the beginning of the applicable period to the Calculation Date had been the applicable rate for the entire period;

(b)                                 if interest on any Indebtedness actually incurred on the Calculation Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period;

(c)                                  notwithstanding clauses (1) and (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Hedging Contracts, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements (but if the remaining term of such Hedging Contract is less than 12 months, then such Hedging Contract shall only be taken into account for that portion of the period equal to the remaining term thereof); and

(d)                                 interest on Indebtedness referred to in clause (3) will be included only to the extent attributable to the portion of such Indebtedness that is so guaranteed by such Person or its Restricted Subsidiaries or so secured by a lien on the assets thereof (provided that the amount of such Indebtedness so secured will be the lesser of (y) the fair market value of such assets at the date of determination and (z) the amount of such Indebtedness).

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“General Partner” means USA Compression GP, LLC and its successors and permitted assigns as general partner of the Company.

“Global Note Legend” means the legend set forth in Section 1.08(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Government Securities” means securities that are:

(1)                                 direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)                                 obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets, acting as co-obligor or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness; provided, however, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. When used as a verb, “guarantee” has a correlative meaning.

“Guarantors” means each of (a) the Subsidiaries of the Company, other than Finance Corp., executing this Indenture as Initial Guarantors, (b) any other Restricted Subsidiary of the Company that becomes a Guarantor by executing a supplemental indenture to this Indenture in accordance with Section 4.13 or Section 9.04 hereof and (c) the respective successors and assigns of such Restricted Subsidiaries, as required under Article Nine hereof, in each case, until the Subsidiary Guarantee of such Person is released pursuant to Section 7.02, Section 7.03 or Section 9.05 hereof.

“Hedging Contracts” means, with respect to any specified Person:

(1)                                 any interest rate swap agreement, interest rate future agreement, interest rate option agreement, interest rate cap agreement or interest rate collar agreement entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries against, or otherwise manage exposure to, fluctuations in interest rates with respect to Indebtedness incurred;

(2)                                 any foreign exchange contract or similar currency protection agreement entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries against, or otherwise manage exposure to, fluctuations in currency exchange rates; and

(3)                                 any other futures contract, swap, option or similar agreement or arrangement designed to protect such Person or any of its Restricted Subsidiaries against, or otherwise manage exposure to, fluctuations in interest rates, commodity prices or currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“IDRs” mean the incentive distribution rights as defined in the Partnership Agreement.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, without duplication and whether or not contingent:

(1)                                 in respect of borrowed money;

(2)                                 evidenced by bonds, notes, debentures or similar instruments;

(3)                                 in respect of all outstanding letters of credit issued for the account of such Person that support obligations that constitute Indebtedness (provided that the amount of such letters of credit included in Indebtedness shall not exceed the amount of the Indebtedness being supported) and, without duplication, the unreimbursed amount of all drafts drawn under such letters of credit issued for the account of such Person;

(4)                                 in respect of bankers’ acceptances;

(5)                                 representing Capital Lease Obligations;

(6)                                 representing Attributable Debt in respect of Sale and Leaseback Transactions not involving a Capital Lease Obligation;

(7)                                 representing the balance deferred and unpaid of the purchase price of any property due more than six months after such property is delivered, except any such balance that constitutes an accrued expense or trade payable; or

(8)                                 representing any obligations under Hedging Contracts,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and obligations under Hedging Contracts) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP; provided, however, that any indebtedness which has been defeased in accordance with GAAP or defeased or discharged pursuant to the irrevocable deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness (and subject to no other Liens) and the other applicable terms of the instrument governing such indebtedness shall not constitute “Indebtedness.” In addition, the term “Indebtedness” includes, with respect to any Person, all Indebtedness of other Persons secured by a Lien on any asset of the specified Person (other than Indebtedness of an Unrestricted Subsidiary or Joint Venture of the specified Person to the extent secured by a Lien on or pledge of Equity Interests of such Unrestricted Subsidiary or Joint Venture as contemplated by clause (9) of the definition of “Permitted Liens”), whether or not such Indebtedness is assumed by the specified Person (provided that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. For the avoidance of doubt, the term “Indebtedness” excludes:

(i)                                     any obligation arising from any agreement providing for indemnities, purchase price adjustments, holdbacks, contingency payment obligations based on a final financial statement or report or the performance of the acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by the specified Person in connection with the acquisition or disposition of assets;

(ii)                                  accrued expenses and trade accounts payable arising in the ordinary course of business;

(iii)                               any unrealized losses or charges in respect of Hedging Contracts (including those resulting from the application of ASC-815);

(iv)                              any obligations in respect of completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, bankers’ acceptances, letters of credit, insurance obligations or bonds and other similar bonds and obligations incurred by the Company or any Restricted Subsidiary in the ordinary course of business and any guarantees and obligations of the Company or any Restricted Subsidiary with respect to or letters of credit functioning as or supporting any of the foregoing bonds or obligations (in each case other than an obligation for money borrowed); and

(v)                                 Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers such Person’s or any of such Person’s Restricted Subsidiaries’ direct payment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.

The “amount” or “principal amount” of any Indebtedness outstanding as of any date will be, except as specified below, determined in accordance with GAAP:

(1)                                 in the case of any Indebtedness issued with original issue discount, the accreted value of the Indebtedness;

(2)                                 in the case of obligations under any Hedging Contracts, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such date;

(3)                                 in the case of any Capitalized Lease Obligation, the amount determined in accordance with the definition thereof;

(4)                                 in the case of other unconditional obligations (other than those specified in clauses (1) or (2) of the first paragraph of this definition), the amount of the liability thereof determined in accordance with GAAP;

(5)                                 in the case of other contingent obligations (other than those specified in clauses (1) or (2) of the first paragraph of this definition), the maximum liability at such date of such Person; and

(6)                                 the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this Indenture, as amended and supplemented from time to time in accordance with the terms hereof.

“Independent Advisor” means a reputable accounting, appraisal or nationally recognized investment banking, engineering or consulting firm (a) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect material financial interest in the Company and (b) which, in the judgment of the Board of Directors of the Company, is otherwise disinterested, independent and qualified to perform the task for which it is to be engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Guarantors” means the Restricted Subsidiaries executing this Indenture as Guarantors on the Issue Date.

“Initial Notes” means the $750,000,000 aggregate principal amount of Notes issued on the Issue Date.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Interest Payment Date” means March 1 and September 1 of each year.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, if either such rating agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding (1) commission, travel and similar advances to officers and employees made in the ordinary course of business and (2) trade receivables or advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. Except as otherwise provided in this Indenture, the amount of any Investment shall be its fair market value at the time the Investment is made and shall not be adjusted for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.  If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section

4.07(c). The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment made by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in Section 4.07(c).

“Issue Date” means March 7, 2019.

“Issuers” means the Company and Finance Corp.

“Issuer Request” or “Issuer Order” means a written request or order (y) signed (i) in the name of the Company by the General Partner on behalf of the Company by any two of the following: a Chairman of the Board, a Chief Executive Officer, a President, a Vice President, a Treasurer, an Assistant Treasurer, a Secretary or an Assistant Secretary of the General Partner, or any other officer or officers of the General Partner and (ii) in the name of Finance Corp. by any two of the following: a Chairman of the Board, a Chief Executive Officer, a President, a Vice President, a Treasurer, an Assistant Treasurer, a Secretary or an Assistant Secretary of the Finance Corp., or any other officer or officers of Finance Corp., and (z) delivered to the Trustee from time to time.

“Joint Venture” means a partnership or joint venture of the Company or any Restricted Subsidiary that is not a Restricted Subsidiary of the Company.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under Applicable Law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Make-Whole Premium” means, with respect to a Note at any time, the excess, if any, of (a) the present value at such time of (i) the redemption price of such Note at September 1, 2022 set forth in the table in Section 3.07(a), plus (ii) any required interest payments due on such Note through September 1, 2022 (in each case except for accrued and unpaid interest at such time), computed using a discount rate equal to the Treasury Rate at such time plus 50 basis points, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such Note.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred securities dividends, excluding, however:

(1)                                 any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person; and

(2)                                 any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1)                                 the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, severance costs and any relocation expenses incurred as a result of the Asset Sale;

(2)                                 taxes paid or payable or taxes required to be accrued as a liability under GAAP as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

(3)                                 amounts required to be applied to the repayment of Indebtedness secured by a Lien on the properties or assets that were the subject of such Asset Sale in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets or which must by its terms or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

(4)                                 any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by the Company or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be; and

(5)                                 all distributions and other payments required to be made to minority interest holders in the Subsidiaries or Joint Ventures that are the subject of such Asset Sale.

“Non-Recourse Debt” means Indebtedness:

(1)                                 as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) except for Customary Recourse Exceptions, or (b) is directly or indirectly liable as a guarantor or otherwise;

(2)                                 no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)                                 the explicit terms of which provide there is no recourse against any of the Capital Stock or assets of the Company or any of its Restricted Subsidiaries except for Customary Recourse Exceptions or except as contemplated by clause (9) of the definition of “Permitted Liens.”

For purposes of determining compliance with Section 4.09, in the event that any Non-Recourse Debt of any of the Company’s Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

“Notes” has the meaning stated in the fourth recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.  For all purposes of this Indenture, the term “Notes” shall include the Initial Notes, all Additional Notes issued hereunder, and any Exchange Notes issued in exchange for Initial Notes or Additional Notes.  All Notes shall be treated as a single class for purposes of this Indenture.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Offering Memorandum” means the final offering memorandum relating to the offering of Initial Notes dated February 21, 2019.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person (or, if such Person is a limited partnership, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person’s general partner).

“Officers’ Certificate” means a certificate (x) signed by any two Officers of the Company and (y) delivered to the Trustee from time to time.

“Operating Surplus” has the meaning assigned to such term in the Partnership Agreement.

“Opinion of Counsel” means a written opinion of counsel reasonably acceptable to the Trustee, who may be an employee of or counsel for an Issuer, the General Partner or a Guarantor.

“Pari Passu Indebtedness” means any Indebtedness of the Issuers or any Guarantor that ranks pari passu in right of payment with the Notes or such Guarantor’s Subsidiary Guarantees, as applicable.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Company, dated as of April 2, 2018, as such may be further amended, modified or supplemented from time to time.

“Permitted Business” means either (1) the business conducted by the Company and its Restricted Subsidiaries as of the Issue Date, (2) any other business that generates gross income that constitutes “qualifying income” under Section 7704 (d) of the Code, or (3) any activity that is ancillary, complementary or incidental to or necessary or appropriate for the activities described in clauses (1) or (2) of this definition.

“Permitted Business Investments” means Investments by the Company or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of the Company or in any Joint Venture; provided that:

(1)                                 either (a) at the time of such Investment and immediately thereafter, the Company could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or (b) such Investment does not exceed the aggregate amount of Incremental Funds (as defined in Section 4.07) not previously expended at the time of making such Investment; provided that the amount of any such Investment pursuant to this clause (b) will reduce the amount of Incremental Funds;

(2)                                 if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiary or Joint Venture that is recourse to the Company or any of its Restricted Subsidiaries (which shall include, without limitation, all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which the Company or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including, without limitation, any “claw-back,” “make-well” or “keep-well” arrangement) at the time such Investment is made, could be incurred at that time by the Company and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

(3)                                 such Unrestricted Subsidiary’s or Joint Venture’s activities are not outside the scope of the Permitted Business.

“Permitted Investments” means:

(1)                                 any Investment in the Company (including, without limitation, through purchases of Notes) or in a Restricted Subsidiary of the Company;

(2)                                 any Investment in Cash Equivalents;

(3)                                 any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a)                                 such Person becomes a Restricted Subsidiary of the Company; or

(b)                                 such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)                                 any Investment made as a result of the receipt of non-cash consideration (a) from an Asset Sale that was made pursuant to and in compliance with Section 4.10 or (b) pursuant to clause (11) of the items deemed not to be Asset Sales under the definition of “Asset Sale”;

(5)                                 any Investment in any Person solely in exchange for the issuance of, or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary of the Company) to the equity capital of the Company (other than Disqualified Stock) in respect of or (b) sale (other than to a Restricted Subsidiary of the Company) of Equity Interests (other than Disqualified Stock) of the Company; provided, however, that such amounts are not included in Available Cash from Operating Surplus or Incremental Funds;

(6)                                 any Investments received (a) in compromise or resolution of, or upon satisfaction of judgments with respect to, (i) obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (ii) litigation, arbitration or other disputes (including pursuant to any bankruptcy or insolvency proceedings) with Persons who are not Affiliates or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

(7)                                 Hedging Contracts entered into in the ordinary course of business and not for speculative purposes;

(8)                                 Permitted Business Investments;

(9)                                 payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(10)                          loans or advances to officers, directors or employees of the Company or its Affiliates made in compliance with law and in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary and otherwise in compliance with Section 4.11 in an amount not to exceed $10.0 million outstanding at any one time, in the aggregate;

(11)                          any Investment in any Person to the extent such Investment consists of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation or performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(12)                          Investments that are in existence on the Issue Date, and any extension, modification or renewal of any such Investments, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases of such Investments (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date);

(13)                          guarantees of performance of operating leases or other obligations (other than Indebtedness) arising in the ordinary course of business;

(14)                          Investments of a Restricted Subsidiary existing on the date such entity became a Restricted Subsidiary acquired after the Issue Date or of any entity merged into or consolidated with the Company or a Restricted Subsidiary in accordance with Section 5.01 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(15)                          repurchases of or other Investments in the Notes;

(16)                          Guarantees of Indebtedness of the Company or any Subsidiary permitted under Section 4.09; and

(17)                          other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding, do not exceed the greater of (a) $50.0 million or (b) 3.0% of the Company’s Consolidated Net Tangible Assets determined at the time of such Investment.

“Permitted Liens” means:

(1)                                 Liens securing Indebtedness under the Credit Agreement or any other Credit Facilities permitted in each case to be incurred under Section 4.09(b)(1);

(2)                                 Liens in favor of the Company or the Guarantors;

(3)                                 Liens on property of a Person existing at the time such Person (a) becomes a Restricted Subsidiary of the Company or (b) is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that in each of clause (a) and (b), such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary or such merger or consolidation and do not extend to any assets (other than improvements thereon, accessions thereto and proceeds thereof) other than those of such Restricted Subsidiary or the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4)                                 Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition and relate solely to such property, improvements thereon, accessions thereto or proceeds thereof;

(5)                                 any interest or title of a lessor to the property subject to a Capital Lease Obligation;

(6)                                 Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations, purchase money obligations or other payments incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired, leased, improved, constructed or repaired in the ordinary course of business; provided that:

(a)                                 the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(b)                                 such Liens are created within 360 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(7)                                 Liens existing on the Issue Date (other than Liens securing the Credit Agreement);

(8)                                 Liens incurred in the ordinary course of business (a) to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, trade contracts, government contracts, operating leases, performance bonds or other obligations of a like nature or (b) in connection with workers’ compensation, unemployment insurance and other social security or similar legislation;

(9)                                 Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Company or any Restricted Subsidiary of the Company to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

(10)                          Liens upon specific items of inventory, receivables or other goods or proceeds of the Company or any of its Restricted Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by Section 4.09;

(11)                          Liens securing Obligations of the Issuers or any Guarantor under the Notes or the Subsidiary Guarantees, as the case may be;

(12)                          Liens to secure Obligations under Hedging Contracts of the Company or any of its Restricted Subsidiaries entered into in the ordinary course of business and not for speculative purposes;

(13)                          Liens securing any insurance premium financing under customary terms and conditions, provided that no such Lien may extend to or cover any assets or property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

(14)                          Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(15)                          any attachment or judgment Lien that does not constitute an Event of Default so long as any appropriate legal proceedings that may have been initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;

(16)                          survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with the incurrence of Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or any of its Restricted Subsidiaries;

(17)                          Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(18)                          leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

(19)                          statutory and contractual Liens of landlords to secure rent arising in the ordinary course of business and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith;

(20)                          Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Issuers in excess of those set forth by regulations promulgated by the Federal Reserve Board and (b) such deposit account is not intended by the Issuers or any Restricted Subsidiary to provide collateral to the depository institution;

(21)                          Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Issuers or any Restricted Subsidiary on deposit with or in possession of such bank;

(22)                          Liens arising under this Indenture in favor of the Trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under this Indenture; provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(23)                          Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under Section 4.07;

(24)                          other Liens incurred by the Company or any Restricted Subsidiary of the Company, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness then outstanding and secured by any Liens incurred pursuant to this clause (24) does not exceed the greater of (a) $50.0 million and (b) 3.0% of the Company’s Consolidated Net Tangible Assets as of the date of incurrence; and

(25)                          any Lien renewing, replacing, extending, refinancing or refunding a Lien permitted by this definition under clauses (2) through (23) and this clause (25), provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including dividends, distributions and increases in respect thereof).

“Permitted Refinancing Indebtedness” means any Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries or any preferred securities of any Restricted Subsidiary of the Company issued in a Refinancing of other Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries or preferred securities of any Restricted Subsidiary of the Company (other than intercompany Indebtedness), provided that:

(1)                                 the principal amount (or accreted amount, as applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness or Disqualified Stock or preferred securities being Refinanced (plus all accrued and unpaid interest, if any, on the Indebtedness or accrued and unpaid dividends on preferred securities and the amount of all expenses and premiums incurred in connection therewith);

(2)                                 such Permitted Refinancing Indebtedness (a) has a final maturity date no earlier than the earlier of (i) the final maturity of the Indebtedness or Disqualified Stock or preferred securities being Refinanced, or (ii) 91 days after the final maturity of the Notes, and (b) has a Weighted Average Life to Maturity either (i) equal to or greater than the Weighted Average Life to Maturity of the Indebtedness or Disqualified Stock or preferred securities being Refinanced, or (ii) longer than the Weighted Average Life to Maturity of the Notes;

(3)                                 if the Indebtedness being Refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantees on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being Refinanced or shall be Disqualified Stock or preferred securities of the obligor on the Indebtedness being Refinanced;

(4)                                 such Indebtedness or Disqualified Stock is not incurred by a Restricted Subsidiary of the Company (other than Finance Corp. or a Guarantor) if the Company or a Guarantor is the issuer or other primary obligor on the Indebtedness or Disqualified Stock being Refinanced;

(5)                                 if any preferred securities being Refinanced were not Disqualified Stock of the Issuers or a Guarantor, the Permitted Refinancing Indebtedness shall not be Disqualified Stock of the Issuers or a Guarantor; and

(6)                                 if any preferred securities being Refinanced were preferred securities of a Restricted Subsidiary, the Refinancing Indebtedness shall be preferred securities of such Restricted Subsidiary.

Notwithstanding the preceding, any Indebtedness incurred under Credit Facilities pursuant to Section 4.09(b)(1) shall be subject only to the refinancing provision in the definition of Credit Facilities and not pursuant to the requirements set forth in this definition.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Place of Payment” means the place or places where the principal of and any premium and interest on the Notes are payable as specified as contemplated by Section 1.01 and Section 4.02.

“preferred securities” of any Person means any Capital Stock of any class or classes (however designated) of such Person that has preferential rights to any other Capital Stock of any class of such Person with respect to dividends or redemptions or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person.

“Preferred Units” mean the Series A Perpetual Preferred Units of the Company.

“Prior Issue Date” means March 23, 2018, the original date of issuance of the Existing Notes.

“Private Placement Legend” means the legend set forth in Section 1.08(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Qualified Owners” means (i) Energy Transfer Operating, L.P., Energy Transfer LP and their respective direct or indirect wholly-owned Subsidiaries, (ii) any Related Person of a Person referred to in clause (i) of this definition and (iii) the Company and its Restricted Subsidiaries.  Any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) or group whose acquisition of Beneficial Ownership constitutes a Change of Control in respect of which a Change of Control Offer is (or pursuant to Section 4.15 hereof) made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates and Related Persons, constitute an additional Qualified Owner.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Category” means:

(1)                                 with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2)                                 with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Rating Decline” means a decrease in the rating of the Notes by either of Moody’s or S&P (or, if either of such entity ceases to rate the Notes for reasons outside of the control of the Company, by any other ‘nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency) by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).  In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories, namely + or - for S&P, and 1, 2, and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB- to B+ will constitute a decrease of one gradation.

“Refinance” means, in respect of any Indebtedness, Disqualified Stock or preferred securities, to refinance, extend, renew, refund, repay, prepay, redeem, effect a change by amendment or modification, defease or retire, or to issue Indebtedness, Disqualified Stock or preferred securities in exchange or replacement for (or the net proceeds of which are used to Refinance), such Indebtedness, Disqualified Stock or preferred securities in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Registration Rights Agreement” means (1) with respect to the Notes issued on the Issue Date, the registration rights agreement dated the Issue Date among the Issuers, the Guarantors on the Issue Date, and the initial purchasers of such Notes that are signatories thereto and (2) with respect to any Additional Notes, any registration rights agreement among the Issuers and the other parties thereto relating to the registration by the Issuers of such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Notes means February 15 or August 15 immediately preceding such Interest Payment Date.

“Related Person” means, with respect to any Person:

(1)                                 any controlling stockholder, controlling member or general partner; or

(2)                                 any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or owners of which consist solely of one or more Qualified Owners and/or such other Person referred to in the immediately preceding clause (1).

“Reporting Default” means a Default described in Section 6.01(a)(iv).

“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee within the corporate trust department, including any Vice President, assistant secretary, assistant treasurer, trust officer, assistant trust officer or assistant controller assigned to the Corporate Trust Office, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject, and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.  Notwithstanding anything in this Indenture to the contrary, Finance Corp. shall be a Restricted Subsidiary of the Company.  Unless specified otherwise, references herein to a Restricted Subsidiary refer to a Restricted Subsidiary of the Company.

“Services Agreement” means that certain Services Agreement by and among the Company, the General Partner and USA Compression Management Services, LLC, dated as of January 1, 2013, as amended prior to, and in effect on, the Issue Date.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” refers to S&P Global Ratings, a division of S&P Global, Inc., or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Issuers or a Restricted Subsidiary of any real property or tangible personal property, whether owned by the Issuers or any Restricted Subsidiary at the Issue Date or later acquired, which property has been or is to be sold or transferred by the Issuers or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Debt” means:

(1)                                 all Indebtedness of the Company or any Restricted Subsidiary outstanding under Credit Facilities and all obligations under Hedging Contracts with respect thereto;

(2)                                 any other Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Subsidiary Guarantee; and

(3)                                 all Obligations with respect to the items listed in the preceding clauses (1) and (2).  Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

(a)                                 any intercompany Indebtedness of the Company or any of its Restricted Subsidiaries to the Company or any of its Subsidiaries; or

(b)                                 any Indebtedness that is incurred in violation of this Indenture.

For the avoidance of doubt, “Senior Debt” will not include any trade payables or taxes owed or owing by the Company or any Restricted Subsidiary.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 1.06.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)                                 any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)                                                         any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

“Subsidiary Guarantee” means any guarantee by a Guarantor of the Issuers’ Obligations under this Indenture and the Notes pursuant to Article Nine hereof.

“Transactions” mean, collectively, the Compression Acquisition, the Equity Issuance, the issuance of the Preferred Units and warrants to purchase Common Units to finance the Compression Acquisition, and the Equity Restructuring Transactions.

“Transaction Costs” means any legal, professional and advisory fees or other transaction costs and expenses paid (whether or not incurred) by the Company or any Restricted Subsidiary in connection with any incurrence of Indebtedness or Disqualified Stock or any issuance of other equity securities or any Refinancing thereof.

“Treasury Rate” means as of any redemption date the yield to maturity at such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to September 1, 2022; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to September 1, 2022 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the Trustee an Officers’ Certificate setting forth the Make-Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company (other than Finance Corp.) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)                                 except to the extent permitted by subclause (2)(b) of the definition of “Permitted Business Investments,” has no Indebtedness other than Non-Recourse Debt;

(2)                                 except as permitted by Section 4.11, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

(3)                                 is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results.

All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 or Section 4.12, the Company will be in default of such covenant.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person (or, if such Person is a limited partnership, such Person or its general partner, as applicable) that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person (or, if such Person is a limited partnership, its general partner).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or preferred securities at any date, the number of years obtained by dividing:

(1)                                 the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or (with respect to preferred securities) redemption or similar payment, including payment at final maturity, in respect of the Indebtedness or preferred securities, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                 the then outstanding principal amount of such Indebtedness.

“Working Capital Borrowings” means borrowings used solely for working capital purposes or to pay distributions to the General Partner and limited partners of the Company, made pursuant to a credit facility, commercial paper facility or other similar financing arrangement; provided that when incurred it is the intent of the borrower to repay such borrowings within 12 months from sources other than additional Working Capital Borrowings.

Section 2.02     Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	Section 4.11(a)
“Alternate Offer”	Section 4.15(f)
“Asset Sale Offer”	Section 3.08(a)
“Calculation Date”	Section 2.01 under “Fixed Charge Coverage Ratio”
“Change of Control Offer”	Section 4.15(a)
“Change of Control Payment”	Section 4.15(a)
“Change of Control Settlement Date”	Section 4.15(a)
“Company Website”	Section 4.03(d)
“Covenant Defeasance”	Section 7.03(a)
“Event of Default”	Section 6.01(a)
“Excess Proceeds”	Section 4.10(d)
“Incremental Funds”	Section 4.07(a)(i)(d)
“incur”	Section 4.09(a)
“Legal Defeasance”	Section 7.02(a)
“Offer Amount”	Section 3.08(b)

“Offer Period”	Section 3.08(b)
“Paying Agent”	Section 1.01(c)
“Payment Default”	Section 6.01(a)(vi)(a)
“Permitted Debt”	Section 4.09(b)
“Registrar”	Section 1.01(c)
“Reinstatement Date”	Section 4.19(b)
“Restricted Payments”	Section 4.07(a)(4)
“Settlement Date”	Section 3.08(b)
“Suspended Covenants”	Section 4.19(a)
“Suspension Date”	Section 4.19(a)
“Suspension Period”	Section 4.19(a)
“Termination Date”	Section 3.08(c)(1)
“Trailing Four Quarters”	Section 4.07(a)(i)
“Trustee”	Preamble

Section 2.03     Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.  Any terms incorporated in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them.

Section 2.04     Rules of Construction.  Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 words in the singular include the plural, and in the plural include the singular;

(5)                                 the meanings of the words “will” and “shall” are the same when used to express an obligation;

(6)                                 references to Sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor Sections or rules adopted by the SEC from time to time;

(7)                                 “herein,” “hereof” and other words of similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision;

(8)                                 when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation”;

(9)                                 unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture; and

(10)                          all references in this Indenture or the Notes to “interest” are deemed to include any Additional Interest then owed pursuant to the Registration Rights Agreement.

ARTICLE THREE
REDEMPTION AND PREPAYMENT

Section 3.01     Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07, the Issuers shall furnish to the Trustee, at least five Business Days (unless a shorter period shall be agreeable to the Trustee) before the date of giving notice of the redemption pursuant to Section 3.03, an Officers’ Certificate setting forth (i) the clause of Section 3.07  pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price (if known), and (v) whether the Issuers request the Trustee to give notice of such redemption. Any such notice may be cancelled at any time prior to the mailing of notice of such redemption to any Holder and shall thereby be void and of no effect.

Section 3.02     Selection of Notes to Be Redeemed.

(a)                                 If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders as follows: (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or (2) if the Notes are not listed on any national securities exchange, on a pro rata basis (except that any Notes represented by a Global Note will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection unless otherwise required by law).

(b)                                 The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of Notes selected shall be in minimum amounts of at least $2,000 or integral multiples of $1,000 in excess of $2,000; provided, however, that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000, shall be redeemed.  Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03     Notice of Redemption.

(a)                                 At least 30 days but not more than 60 days before a redemption date, except that notice of redemption may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a Legal Defeasance, Covenant Defeasance or a satisfaction and discharge of this Indenture, the Issuers shall send a notice of redemption to each Holder whose Notes are to be redeemed at each such Holder’s registered address.  Any notice of redemption may, at the Company’s discretion, be subject to one or more conditions specified in the notice of redemption, including completion of the related Equity Offering or the occurrence of the Change of Control, as applicable.  The Issuers will provide the Trustee with notice of the satisfaction or waiver of such conditions, the delay of such redemption or the rescission of such notice of redemption in the same manner that the related notice of redemption was given to the Trustee, and the Trustee will send a copy of such notice to the Holders in the same manner that the related notice of redemption was given to such Holders.

(b)                                 The notice shall identify the Notes to be redeemed (including “CUSIP” numbers and corresponding “ISINs”, if applicable) and shall state:

(i)                                     the redemption date;

(ii)                                  the redemption price or, if the redemption price is not then determinable, the manner in which it is to be determined;

(iii)                               if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder upon cancellation of the original Note;

(iv)                              the name and address of the Paying Agent;

(v)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi)                              that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption shall cease to accrue on and after the redemption date and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;

(vii)                           the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(viii)                        that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(ix)                              any conditions precedent to the redemption and, if applicable, that, in the Company’s discretion, the date of redemption may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such date of redemption be delayed to a date later than 60 days after the date on which such notice was sent), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the Issuers by the date of redemption, or by the date of redemption as so delayed.

(c)                                  If any of the Notes to be redeemed is in the form of a Global Note, then the Issuers shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to such redemption.

(d)                                 A notice of redemption with respect to any redemption pursuant Section 3.07(c) need not set forth the Make-Whole Premium but only the manner of calculation thereof in reasonable detail.  The Issuers will notify the Trustee of the Make-Whole Premium with respect to any such redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.

(e)                                  At the Issuers’ request, the Trustee shall give the notice of optional redemption in the Issuers’ names and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, as provided in Section 3.01, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b).

Section 3.04     Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, subject to the satisfaction of any conditions specified in the notice of redemption.  If sent in the manner provided for in Section 3.03, the notice of redemption shall be conclusively presumed to have been given whether or not a Holder receives such notice.  Failure to give timely notice or any defect in the notice shall not affect the validity of the redemption.

Section 3.05     Deposit of Redemption Price.

(a)                                 Prior to 11:00 a.m., New York City time, on the redemption date, the Issuers shall deposit with the Paying Agent (or, if the Company or a Subsidiary thereof is acting as its own Paying Agent, segregate and hold in trust as provided in Section 4.18 of this Indenture) money sufficient in same day funds to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed on that date.  The Paying Agent shall promptly return to the Issuers any money deposited with the Paying Agent by an Issuer in excess of the amounts necessary to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed.

(b)                                 If the Issuers comply with the provisions of Section 3.05(a), on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption whether or not such Notes are presented for payment, and the only remaining right of the Holders of such Notes shall be to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of an Issuer to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06     Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuers shall issue in the name of the Holder, and the Trustee shall authenticate for the Holder at the expense of the Issuers, a new Note equal in principal amount to the unredeemed portion of the Note surrendered; provided that each new Note shall be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

Section 3.07     Optional Redemption.

(a)                                 Except as set forth in clauses (b), (c) and (d) of this Section 3.07, the Issuers shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to September 1, 2022.  On or after September 1, 2022, the Issuers shall have the option to redeem the Notes, in whole or in part, at any time, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on September 1 of the years indicated below:

Year	Percentage
2022	105.156%
2023	103.438%
2024	101.719%
2025 and thereafter	100.000%

(b)                                 Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to September 1, 2022, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including any Additional Notes) issued under this Indenture at a redemption price of 106.875% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more Equity Offerings; provided that:

(i)                                     at least 65% of the aggregate principal amount of Notes issued under this Indenture on the Issue Date remains outstanding immediately after the occurrence of each such redemption (excluding any Notes held by the Company and its Subsidiaries); and

(ii)                                  such redemption occurs within 180 days of the date of the closing of such Equity Offering.

(c)                                  Prior to September 1, 2022, the Issuers may, on one or more occasions, redeem all or part of the Notes at a redemption price equal to the sum of:

(i)                                     100% of the principal amount thereof, plus

(ii)                                  accrued and unpaid interest, if any, thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), plus

(iii)                               the Make-Whole Premium at the redemption date.

(d)                                 The Notes may also be redeemed, as a whole, following certain Change of Control Offers, at the redemption price and subject to the conditions set forth in Section 4.15.

(e)                                  Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.

Section 3.08     Offer to Purchase by Application of Excess Proceeds.

(a)                                 In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it shall follow the procedures specified below.

(b)                                 The Asset Sale Offer shall remain open for a period of not less than 20 Business Days or more than 30 Business Days following its commencement and no longer, except to the extent that a longer period is required by Applicable Law (the “Offer Period”).  No later than five Business Days after the termination of the Offer Period (the “Settlement Date”), the Company shall purchase and pay for the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the “Offer Amount”) or, if less than the Offer Amount has been validly tendered (and not validly withdrawn), all Notes validly tendered (and not validly withdrawn) in response to the Asset Sale Offer.

(c)                                  Upon the commencement of an Asset Sale Offer, the Company shall send a notice to each of the Holders, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The Asset Sale Offer shall be made to all Holders.  The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(1)                                 that the Asset Sale Offer is being made pursuant to this Section 3.08 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open, including the time and date the Asset Sale Offer will terminate (the “Termination Date”);

(2)                                 the Offer Amount and the purchase price;

(3)                                 that any Note not tendered or accepted for payment shall continue to accrue interest;

(4)                                 that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Settlement Date;

(5)                                 that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

(6)                                 that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, properly endorsed for transfer, together with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed and such customary documents as the Company may reasonably request, to the Company or a Paying Agent at the address specified in the notice, before the Termination Date;

(7)                                 that Holders shall be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, prior to the Termination Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Note purchased;

(8)                                 that, if the aggregate principal amount of Notes surrendered by Holders, and Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount the Company is required to repurchase, the Company shall select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis (based on the principal amounts of Notes and Pari Passu Indebtedness (or, in the case of Pari Passu Indebtedness issued with significant original issue discount, based on the accreted value thereof) tendered (with such adjustments as may be deemed appropriate so that only Notes in minimum denominations of $2,000, or integral multiples of $1,000 in excess of $2,000, shall be purchased)), except that any Notes represented by a Global Note will be selected by such method as DTC or its nominee or successor may require or, where such nominee or successor is the Trustee, a method that most nearly approximates pro rata selection unless otherwise required by law;

(9)                                 that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be in minimum denominations of $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000 (or transferred by book-entry transfer); and

(10)                          the other procedures, as determined by the Company, consistent with this Section 3.08 that a Holder must follow.

If any of the Notes subject to an Asset Sale Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases.

(d)                                 Promptly after the Termination Date, the Company shall, to the extent lawful, accept for payment Notes or portions thereof tendered pursuant to the Asset Sale Offer in the aggregate principal amount required by Section 4.10 hereof, and prior to the Settlement Date it shall deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.08 and Section 4.10. Prior to 11:00 A.M., New York City time, on the Settlement Date, the Company or the Paying Agent, as the case may be, shall send or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  The Company shall publicly announce the results of the Asset Sale Offer on or before the Settlement Date.

Section 3.09     No Limit on Other Purchases.

Nothing in this Indenture or the Notes shall prohibit or limit the right of the Company or any Affiliate of the Company from time to time to repurchase the Notes at any price in open market purchases or negotiated transactions, by tender offer or otherwise without any notice to or consent by Holders.  Any Notes purchased by the Company may, to the extent permitted by law, be held or resold or may, at the Company’s option, be delivered to the Trustee for cancellation.  Any Notes delivered to the Trustee for cancellation may not be reissued or resold and will promptly be cancelled.

ARTICLE FOUR
COVENANTS

Section 4.01     Payment of Notes.

(a)                                 The Issuers shall pay or cause to be paid the principal of, and interest and premium, if any, on the Notes on the dates and in the manner provided in the Notes.

(b)                                 Principal, interest and premium, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 A.M., New York City time, on the due date money deposited by an Issuer or a Guarantor in immediately available funds and designated for and sufficient to pay all principal, interest and premium, if any, then due.

(c)                                  The Issuers shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.  In the event the Issuers are required to pay Additional Interest, the Issuers shall provide written notice to the Trustee of the Issuers’ obligation to pay Additional Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of the Additional Interest to be paid by the Issuers.  The Trustee will have no duty whatsoever to determine whether any Additional Interest is payable or the amount thereof.

(d)                                 The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the interest rate on the Notes to the extent lawful; and the Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02     Maintenance of Office or Agency.

(a)                                 The Issuers shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee) where Notes may be presented or surrendered for payment and the Issuers shall maintain an office or agency in the United States (which may be an office of the Trustee or an Affiliate of the Trustee) where Notes may be surrendered for registration of transfer or for exchange and an office or agency where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the Corporate Trust Office of the Trustee.

(b)                                 The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  Further, if at any time there shall be no such office or agency where the Notes may be presented or surrendered for payment, the Issuers shall forthwith designate and maintain such an office or agency.  The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)                                  The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Company for the presentment and surrender of the Notes.  In addition, Notes may be presented or surrendered for registration of transfer or for exchange at the Corporate Trust Office of the Trustee.

Section 4.03     Reports.

(a)                                 Whether or not required by the Commission, so long as any Notes are outstanding, the Company will post on the Company Website and furnish to the Trustee for delivery to any of the Holders and Beneficial Owners of Notes (by hard copy or internet access), in each case, within five Business Days of the date such filing would otherwise be required to be made with the Commission:

(i)                                     quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, prepared in all material respects in accordance with the rules and regulations applicable to such Forms, and, with respect to the annual information only, a report on the annual financial statements that would be required to be contained in a Form 10-K by the Company’s certified independent accountants; and

(ii)                                  all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

(b)                                 If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries (other than Unrestricted Subsidiaries that, when taken together with all other Unrestricted Subsidiaries, would not be a Significant Subsidiary), then the quarterly and annual financial information required by Section 4.03(a)(i) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements or in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(c)                                  Delivery of reports, information and documents to the Trustee under this Section 4.03 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with this Section 4.03 or to determine whether such reports, information or documents have been posted on any website or filed with the Commission.

(d)                                 The Company will be deemed to have furnished to the Trustee and Holders and Beneficial Owners of Notes the reports and information referred to above in this Section 4.03 if the Company has filed them with the Commission.  For purposes of this Section 4.03, the term “Company Website” means the collection of web pages that may be accessed on the World Wide Web using the URL address http://www.usacompression.com or such other address as the Company may from time to time designate in writing to the Trustee, so long as the Trustee, Holders and Beneficial Owners of Notes, securities analysts and prospective investors are provided with access to such reports and information.

(e)                                  For so long as any Notes remain outstanding, the Company and the Guarantors shall furnish to the Holders and Beneficial Owners of the Notes and to securities analysts and prospective investors in the Notes, upon their request, the information required to be delivered pursuant to Rule l44A(d)(4) under the Securities Act.

Section 4.04     Compliance Certificate.

(a)                                 The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after December 31, 2019, an Officers’ Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and its Restricted Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company and its Restricted Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company and its Restricted Subsidiaries are taking or propose to take with respect thereto).

(b)                                 The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer of the General Partner, the Company or Finance Corp. becoming aware of any Default or Event of Default, a statement specifying such Default or Event of Default.

Section 4.05     Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06     Stay, Extension and Usury Laws.

Each of the Issuers and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07     Limitation on Restricted Payments.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                                 declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or payable to the Company or a Restricted Subsidiary of the Company);

(2)                                 purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company held by any Person (other than a Restricted Subsidiary) other than through the exchange therefor solely of Equity Interests (other than Disqualified Stock) of the Company;

(3)                                 make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes or the Subsidiary Guarantees (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof (other than a purchase, redemption or other acquisition or retirement for value of any such subordinated Indebtedness that is so purchased, redeemed or otherwise acquired or retired for value in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case due within twelve months of the date of such purchase, redemption or other acquisition or retirement for value); or

(4)                                 make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment, no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:

(i)                                     if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment (the “Trailing Four Quarters”) is not less than 1.75 to 1.0, such Restricted Payment, together with (without duplication of amounts included in clause (e) below) the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Prior Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9) and (10) of Section 4.07(b)) with respect to the quarter for which such Restricted Payment is made, is less than the sum, without duplication, of:

(a)                                 Available Cash from Operating Surplus with respect to the Company’s immediately preceding fiscal quarter, plus

(b)                                 100% of the aggregate net cash proceeds received by the Company, or the fair market value of any Permitted Business or long-term assets that are used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of the Company (other than Disqualified Stock), after April 2, 2018 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company); provided that, for the avoidance of doubt, the cash proceeds received by the Company from the issuance or sale of the Company’s Common Units, warrants to purchase Common Units, Class B Units and Preferred Units, in each case, on April 2, 2018 or otherwise in connection with the Transactions, shall be excluded (or deducted, if included) from the calculation of Available Cash from Operating Surplus and Incremental Funds for the purposes of this clause (i) and clause (ii) below, plus

(c)                                  to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any), plus

(d)                                 the net reduction in Restricted Investments that were made after the Issue Date resulting from dividends, repayments of loans or advances or other transfers of assets, in each case, to the Company or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts in clauses (b), (c) and (d)  have not been included in Available Cash from Operating Surplus for any period commencing on or after the Prior Issue Date (clauses (b), (c) and (d) being referred to as “Incremental Funds”), minus

(e)                                  the aggregate amount of Incremental Funds previously expended pursuant to this clause (i) and clause (ii) below; or

(ii)                                  if the Fixed Charge Coverage Ratio for the Trailing Four Quarters is less than 1.75 to 1.0, such Restricted Payment, together with (without duplication of amounts included in clauses (a) or (b) below) the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Prior Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9) and (10) of Section 4.07(b)) with respect to the quarter for which such Restricted Payment is made, is less than the sum, without duplication, of:

(a)                                 $175.0 million less the aggregate amount of all prior Restricted Payments made by the Company and its Restricted Subsidiaries pursuant to this clause (ii)(a) since the Prior Issue Date, plus

(b)                                 Incremental Funds to the extent not previously expended pursuant to this clause (ii) or clause (i) above.

(b)                                 So long as no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would be caused thereby (except with respect to clauses (1), (2), (3), (4), (7), (8) and (10) of this Section 4.07(b) under which the Restricted Payment is permitted), Section 4.07(a) will not prohibit:

(1)                                 the payment of any dividend or distribution or redemption within 60 days after the date of its declaration or notice, if at the date of declaration or notice, the payment would have complied with the provisions of this Indenture;

(2)                                 the purchase, redemption, defeasance or other acquisition or retirement of any Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the Notes or such Guarantor’s Subsidiary Guarantee thereof or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary of the Company) to the equity capital of the Company in respect of or (b) sale or issuance (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock), with a sale or issuance being deemed substantially concurrent if such redemption, repurchase, retirement, defeasance or other acquisition occurs not more than 120 days after such sale or issuance; provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded (or deducted, if included) from the calculation of Available Cash from Operating Surplus and Incremental Funds and will not be considered to be net cash proceeds from an Equity Offering for purposes of Section 3.07;

(3)                                 the purchase, redemption, defeasance or other acquisition or retirement of Indebtedness of the Company or any Guarantor that is subordinate in right of payment to the Notes or such Guarantor’s Subsidiary Guarantee thereof or Disqualified Stock of the Company or any Guarantor with the net cash proceeds from a substantially concurrent incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(4)                                 the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(5)                                 the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company pursuant to any equity subscription agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement, in each case, held by employees, officers or directors of the Company or any Affiliate thereof; provided, however, that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $10.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years and added to such amount), plus (A) the cash proceeds received during such calendar year by the Company or any of its Restricted Subsidiaries from the sale of the Equity Interests of the Company (other than Disqualified Stock) to any such directors or employees (provided that the amount of such cash proceeds utilized for any such purchase, redemption or other acquisition or retirement for value will not increase the amount of Available Cash from Operating Surplus or Incremental Funds), plus (B) the cash proceeds of key man life insurance policies received during such calendar year by the Company and its Restricted Subsidiaries;

(6)                                 the purchase, redemption or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the Notes or a Subsidiary Guarantee at a purchase price not greater than (i) 101% of the principal amount of such subordinated Indebtedness in the event of a Change of Control or (ii) 100% of the principal amount of such subordinated Indebtedness in the event of an Asset Sale, in each case, plus accrued and unpaid interest, if any, thereon, in connection with any offer to purchase similar to a Change of Control Offer or Asset Sale Offer required by the terms of such Indebtedness, but only if:

(a)                                 in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations under Section 4.15; or

(b)                                 in the case of an Asset Sale, the Company has first complied with and fully satisfied its obligations in accordance with Section 4.10;

(7)                                 cash payments in lieu of issuing fractional shares of Equity Interests of the Company in connection with a merger or consolidation involving the Company or a Restricted Subsidiary or any other transaction, in each case, permitted by this Indenture;

(8)                                 the purchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise or conversion of stock options, warrants or other convertible securities if such Equity Interests represent a portion of the exercise or conversion price thereof;

(9)                                 the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any preferred securities of any Restricted Subsidiary of the Company issued on or after the Prior Issue Date in accordance with the Fixed Charge Coverage Ratio test described in Section 4.09(a) to the extent such dividends or distributions are included in the definition of “Fixed Charges”; or

(10)                          the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any current or former officers, directors or employees of the Company or any of its Restricted Subsidiaries in connection with the exercise or vesting of any equity compensation  (including, without limitation, stock options, restricted stock and phantom stock) in order to satisfy any tax withholding obligation with respect to such exercise or vesting.

(c)                                  The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment or the Restricted Investment proposed to be made or the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, except that the fair market value of any non-cash dividend or distribution made within 60 days after the date of declaration shall be determined as of such date of declaration. The fair market value of any Restricted Investment, assets or securities that are required to be valued by this Section 4.07 shall be determined, in the case of amounts under $50.0 million, by an officer of the General Partner and, in the case of amounts over $50.0 million, by the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution.  For purposes of determining compliance with this Section 4.07, (x) in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (10) of Section 4.07(b), the Company shall be permitted, in its sole discretion, to classify such Restricted Payment, or later classify, reclassify or re-divide all or a portion of such Restricted Payment, in any manner that complies with this Section 4.07; and (y) in the event a Restricted Payment is made pursuant to clause (i) or (ii) of Section 4.07(a), the Company will be permitted to classify whether all or any portion thereof is being made with Incremental Funds.

Section 4.08     Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)                                     pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries; provided that preferences on payments of dividends or distributions in preferred securities will not be deemed to constitute a restriction under the foregoing so long as the terms of such preferred securities do not expressly restrict the ability of such Restricted Subsidiary to pay dividends or make distributions on its Capital Stock;

(ii)                                  make loans or advances to the Company or any of its Restricted Subsidiaries; or

(iii)                               transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)                                 However, Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

(i)                                     agreements (including the Credit Agreement) as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment and transfer restrictions than those contained in those agreements on the Issue Date;

(ii)                                  this Indenture, the Notes and the Subsidiary Guarantees;

(iii)                               Applicable Law;

(iv)                              any instrument of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of any instrument governing Indebtedness, such Indebtedness was otherwise permitted by the terms of this Indenture to be incurred;

(v)                                 Capital Lease Obligations, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (iii) of Section 4.08(a);

(vi)                              any agreement for the sale or other disposition of all or substantially all the Capital Stock or assets of a Restricted Subsidiary of the Company that restricts distributions by that Restricted Subsidiary pending its sale or other disposition or other customary restrictions pursuant thereto;

(vii)                           Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being Refinanced, as determined in good faith by the Company;

(viii)                        Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

(ix)                              customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements or other customary restrictions pursuant thereto;

(x)                                 any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

(xi)                              restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(xii)                           any other agreement governing Indebtedness or Disqualified Stock or preferred securities of the Company or any Guarantor that is permitted to be incurred or issued by Section 4.09; provided, however, that such encumbrances or restrictions either (a) are not materially more restrictive, taken as a whole, than those contained in this Indenture or the Credit Agreement as in effect on the Issue Date, or (b) in the good faith judgment of a responsible officer of the Company, would not reasonably be expected to have a material adverse effect on the Company’s ability to make required payments on the Notes; and

(xiii)                        Hedging Contracts permitted from time to time under this Indenture.

Section 4.09     Limitation on Incurrence of Indebtedness and Issuance of Preferred Securities.  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt); the Company will not, and will not permit any of its Restricted Subsidiaries to, issue any Disqualified Stock; and the Company will not permit any of its Restricted Subsidiaries to issue any preferred securities; provided, however, that the Issuers and any of the Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or preferred securities, if, for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred securities are issued, the Fixed Charge Coverage Ratio would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock or preferred securities had been issued, as the case may be, at the beginning of such four-quarter period.

(b)                                 Section 4.09(a) will not prohibit the incurrence or issuance of any of the following items of Indebtedness or Disqualified Stock or preferred securities (collectively, “Permitted Debt”) described below:

(1)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including letters of credit) under one or more Credit Facilities, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) and then outstanding does not exceed the greater of (a) $1.6 billion and (b) the sum of $820.0 million and 30.0% of the Company’s Consolidated Net Tangible Assets as of the date of incurrence;

(2)                                 the incurrence by the Company or its Restricted Subsidiaries of the Existing Indebtedness;

(3)                                 the incurrence by the Issuers and the Guarantors of Indebtedness represented by the Notes and the related Subsidiary Guarantees issued on the Issue Date and the

Exchange Notes and related guarantees to be issued in exchange for the Notes and the Subsidiary Guarantees pursuant to the Registration Rights Agreement (other than any Additional Notes);

(4)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease or refund any Indebtedness incurred pursuant to this clause (4), provided that after giving effect to any such incurrence, the principal amount of all Indebtedness incurred pursuant to this clause (4) and then outstanding does not exceed the greater of (a) $40.0 million and (b) 2.0% of the Company’s Consolidated Net Tangible Assets as of the date of incurrence;

(5)                                 the incurrence or issuance by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to, extend, refinance, renew, replace, defease or refund, Indebtedness (other than intercompany Indebtedness) or Disqualified Stock of the Company or any Restricted Subsidiary that was permitted by this Indenture to be incurred under Section 4.09(a) or clauses (2), (3) or (11) of this Section 4.09(b) or this clause (5);

(6)                                 the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a)                                 if the Company is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, or if a Guarantor is the obligor on such Indebtedness and neither the Company nor another Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Subsidiary Guarantee of such Guarantor; and

(b)                                 (i)  any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence (as of the date of such issuance or transfer) of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)                                 the incurrence by the Company or any of its Restricted Subsidiaries of obligations under Hedging Contracts in the ordinary course of business and not for speculative purposes;

(8)                                 the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this Section 4.09; provided that in the event such Indebtedness being guaranteed is subordinated in right of payment to the Notes or the Subsidiary Guarantees, then the guarantee shall be subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be;

(9)                                 the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of self-insurance, bid, performance, surety and similar bonds issued for the account of the Company and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Company or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

(10)                          the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any Disqualified Stock or preferred securities; provided, however, that:

(a)                                 any subsequent issuance or transfer of Equity Interests that results in any such Disqualified Stock or preferred securities being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b)                                 any sale or other transfer of any such Disqualified Stock or preferred securities to a Person that is not either the Company or a Restricted Subsidiary of the Company,

shall be deemed, in each case, to constitute an issuance of such Disqualified Stock or preferred securities by such Restricted Subsidiary that was not permitted by this clause (10);

(11)                          the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Debt in connection with a merger or consolidation satisfying either one of the financial tests set forth in Section 5.01(a)(iv);

(12)                          the incurrence of Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(13)                          the incurrence of Indebtedness or the issuance of Disqualified Stock or preferred securities of any of the Company and the Restricted Subsidiaries to the extent the net proceeds thereof are concurrently (a) used to redeem all of the outstanding Notes or (b) deposited to effect Covenant Defeasance or Legal Defeasance or satisfy and discharge this Indenture as described in Article Seven and Article Ten;

(14)                          the incurrence of Indebtedness of the Company or any of its Restricted Subsidiaries consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and the Restricted Subsidiaries; and

(15)                          the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance by the Company or any of its Restricted Subsidiaries of

Disqualified Stock; provided that, after giving effect to any such incurrence or issuance, the aggregate principal amount of all Indebtedness incurred and Disqualified Stock issued under this clause (15) and then outstanding does not exceed the greater of (a) $75.0 million and (b) 4.0% of the Company’s Consolidated Net Tangible Assets as of the date of incurrence or issuance.

(c)                                  For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness or Disqualified Stock or preferred securities (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to Section 4.09(a), the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness or Disqualified Stock or preferred securities in any manner (including by dividing and classifying such item of Indebtedness or Disqualified Stock or preferred securities in more than one type of Indebtedness or Disqualified Stock or preferred securities permitted under such covenant) that complies with this Section 4.09; provided that any Indebtedness under the Credit Facilities on the Issue Date shall be considered incurred under clause (1) of the definition of “Permitted Debt” and may not later be reclassified. The dollar equivalent principal amount of any Indebtedness denominated in a foreign currency and incurred pursuant to any dollar- denominated restriction on the incurrence of Indebtedness shall be calculated based on the relevant exchange rates in effect at the time of incurrence, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness.

(d)                                 The accrual of interest, the accretion or amortization of original issue discount, the accretion of principal with respect to a non-interest bearing or other discount security, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock or preferred securities in the form of additional shares of the same class of Disqualified Stock or preferred securities will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred securities for purposes of this Section 4.09. For purposes of this Section 4.09, (i) the accrual of an obligation to pay a premium in respect of Indebtedness or Disqualified Stock or preferred securities arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness or Disqualified Stock or preferred securities and (ii) unrealized losses or charges in respect of Hedging Contracts (including those resulting from the application of ASC-815) will, in case of clause (i) or (ii), not be deemed to be an incurrence of Indebtedness or issuance of Disqualified Stock or preferred securities. Further, the accounting reclassification of any obligation or Disqualified Stock or preferred securities of the Company or any of its Restricted Subsidiaries as Indebtedness or Disqualified Stock or preferred securities will not be deemed an incurrence of Indebtedness or issuance of Disqualified Stock or preferred securities for purposes of this Section 4.09; provided that, for the avoidance of doubt, if the Company permits any amendment, waiver or other action with respect to the Preferred Units such that the Preferred Units would constitute “Indebtedness” or “Disqualified Stock” under this Indenture, then such amendment, waiver or other action with respect to the Preferred Units will be deemed an incurrence of Indebtedness or issuance of Disqualified Stock, as applicable, for purposes of this covenant.

(e)                                  For purposes of determining any particular amount of Indebtedness under this Section 4.09, (i) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness otherwise included in the determination of such amount shall not also be included and (ii) if obligations in respect of letters of credit are incurred pursuant to a Credit Facility and are being treated as incurred pursuant to clause (1) of the definition of “Permitted Debt” and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included.

Section 4.10     Limitation on Asset Sales.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i)                                     the Company (or a Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value, determined as of the date of the agreement with respect thereto, of the assets or Equity Interests issued or sold or otherwise disposed of; and

(ii)                                  at least 75% of the aggregate consideration received by the Company and its Restricted Subsidiaries in the Asset Sale and all other Asset Sales since the Issue Date, on a cumulative basis, is in the form of cash or Cash Equivalents.  For purposes of this provision, each of the following will be deemed to be cash:

(1)                                 any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or such Restricted Subsidiary that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Restricted Subsidiary from or indemnifies the Company or such Restricted Subsidiary against further liability;

(2)                                 any securities, notes or other obligations received by the Company or any Restricted Subsidiary from such transferee that are, within 180 days after the Asset Sale, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

(3)                                 any stock or assets of the kind referred to in clause (ii), (iii) or (v) of Section 4.10(b); and

(4)                                 any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received since the Prior Issue Date pursuant to this clause (4) that at the time has not been converted to cash, not to exceed the greater of (x) $75.0 million and (y) 3.5% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b)                                 Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any Restricted Subsidiary may apply those Net Proceeds at its option to any combination of the following:

(i)                                     to repay, repurchase or redeem Senior Debt (and in the case of repaying Senior Debt under any revolving credit agreement, including the Credit Agreement, to permanently reduce commitments thereunder by a corresponding amount);

(ii)                                  to acquire all or substantially all of the properties or assets of a Person primarily engaged in a Permitted Business;

(iii)                               to acquire Voting Stock of a Person primarily engaged in a Permitted Business, if such Person is, or after giving effect to any such acquisition, such Person becomes, a Restricted Subsidiary;

(iv)                              to make capital expenditures in respect of a Permitted Business; or

(v)                                 to acquire other long-term assets that are used or useful in a Permitted Business.

(c)                                  The acquisition of stock or assets, or making of a capital expenditure, pursuant to clauses (ii), (iii), (iv) or (v) of Section 4.10(b) shall be deemed to be satisfied if an agreement committing to make the acquisitions or expenditures referred to therein is entered into by the Company or any Restricted Subsidiary within the time period specified in Section 4.10(b) and such Net Proceeds are subsequently applied in accordance with such agreement within six months following the date such agreement is entered into.

(d)                                 Pending the final application of any Net Proceeds, the Company or any Restricted Subsidiary may invest the Net Proceeds in any manner that is not prohibited by this Indenture.  Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) will constitute “Excess Proceeds.”

(e)                                  On the 366th day after the Asset Sale (or, at the Company’s option, any earlier date), if the aggregate amount of Excess Proceeds then exceeds $25.0 million, the Company will make an Asset Sale Offer to all Holders (with a copy to the Trustee), and to all holders of other Pari Passu Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, thereon to the Settlement Date, subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Settlement Date, and will be payable in cash.  The Company may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 365 days (or such longer period provided above).  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Notes and other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company will select the Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis as set forth in Section 3.08(c)(8).  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(f)                                   The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such conflict.

(g)                                  The provisions under this Indenture relating to the Company’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the outstanding Notes.

Section 4.11     Limitation on Transactions with Affiliates.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company, in each case, other than any such transaction or series of transactions that does not involve consideration in excess of $5.0 million (each, an “Affiliate Transaction”), unless:

(i)                                     the Affiliate Transaction is on terms, taken as a whole, that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Board of Directors of the Company, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view and when such transaction is taken in its entirety; and

(ii)                                  the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $35.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company or the Company’s Conflicts Committee (or other committee serving a similar function).

(b)                                 The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a):

(i)                                     any employment, severance, employee benefit, director or officer indemnification, equity award, equity option or equity appreciation or other compensation agreement or plan entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments, awards, grants or issuances of securities pursuant thereto (including any of the foregoing for the benefit of employees, officers and directors of Affiliates of the Company);

(ii)                                  transactions between or among any of the Company and its Restricted Subsidiaries;

(iii)                               transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or otherwise controls, such Person;

(iv)                              transactions effected in accordance with (a) the terms of agreements or arrangements in effect on the Issue Date, including the Services Agreement, the Partnership Agreement and the other agreements governing the Transactions, (b) any amendment or replacement of any of such agreements or (c) any agreements entered into hereafter that are similar to any of such agreements, so long as, in the case of clause (b) or (c), the terms of any such amendment or replacement agreement or future agreement are, on the whole, either not materially less advantageous to the Company or not materially less favorable to the Holders than the agreement so amended or replaced or the similar agreement referred to in the preceding clause (a), respectively;

(v)                                 customary compensation, indemnification and other benefits made available to officers, directors or employees of the Company or a Restricted Subsidiary or Affiliate of the Company, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(vi)                              sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company, or receipt by the Company of capital contributions from holders of its Equity Interests, or payments to Affiliates with respect to Indebtedness of the Company or any Restricted Subsidiary in accordance with its terms, provided that the Affiliate is treated no more favorably than other holders of such Indebtedness;

(vii)                           Permitted Investments or Restricted Payments that are permitted by Section 4.07;

(viii)                        payments to the General Partner with respect to reimbursement for expenses in accordance with the Partnership Agreement as it may be amended, modified or supplemented from time to time, so long as any such amendment, modification or supplement is no less favorable to the Company in any material respect than the agreement prior to such amendment, modification or supplement;

(ix)                              (a) guarantees by the Company or any of its Restricted Subsidiaries of performance of obligations of Unrestricted Subsidiaries or Joint Ventures in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (b) pledges by the Company or any Restricted Subsidiary of Capital Stock in Unrestricted Subsidiaries or Joint Ventures for the benefit of lenders or other creditors of Unrestricted Subsidiaries or Joint Ventures as contemplated by clause (9) of the definition of “Permitted Liens” so long as any such transaction described in this clause (b), if involving aggregate consideration in excess of $50.0 million, has been approved by a majority of the disinterested members of the Board of Directors of the Company or the Conflicts Committee of the Company;

(x)                                 transactions between the Company and any Person, a director of which is also a director of the General Partner or, if applicable, the Company, and such common director is the sole cause for such other Person to be deemed an Affiliate of the Company or any of its

Restricted Subsidiaries; provided, however, that such director abstains from voting as a director of the General Partner or, if applicable, the Company on any matter involving such other Person;

(xi)                              any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (i) of Section 4.11(a); and

(xii)                           in the case of contracts for supplies, raw materials, inventory or other goods or services or activities reasonably related or ancillary thereto, or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary and unrelated third parties, or if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, then the terms are no less favorable than those that would reasonably be expected to be available from third parties on an arm’s-length basis.

Section 4.12     Limitation on Liens.

The Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless the Notes or any Subsidiary Guarantee of such Restricted Subsidiary, as applicable, is secured on an equal and ratable basis with (or on a senior basis (to at least the same extent as the Notes or such Subsidiary Guarantee are senior in right of payment) to, in the case of obligations subordinated in right of payment to the Notes or such Subsidiary Guarantee, as the case may be) the obligations so secured until such time as such obligations are no longer secured by a Lien. Any Lien created for the benefit of the Holders pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien.

Section 4.13     Additional Subsidiary Guarantees.

If, after the Issue Date, any Restricted Subsidiary of the Company that is not already a Guarantor (x) borrows or guarantees any Indebtedness of either of the Issuers or any other Guarantors under the Credit Agreement or (y) guarantees any Indebtedness of either of the Issuers or any other Guarantor under any other Credit Facility in excess of the De Minimis Amount, then that Subsidiary will become a Guarantor by executing a supplemental indenture substantially in the form of Exhibit D hereto and delivering it to the Trustee within 20 Business Days of the date on which it guaranteed or incurred such Indebtedness, as the case may be, together with any Officers’ Certificate or Opinion of Counsel required by Section 8.06; provided, however, that the preceding shall not apply to Subsidiaries of the Company that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries. Notwithstanding the preceding, any Subsidiary Guarantee of a Restricted Subsidiary that was incurred pursuant to this Section 4.13 will be subject to the limitations and provisions, including the release provisions, described under Article Nine.

Section 4.14     Existence.

Except as otherwise permitted pursuant to the terms hereof (including consolidation and merger permitted by Section 5.01 or Section 9.04), the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its partnership existence, and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve the existence of any of its Restricted Subsidiaries (except Finance Corp.) if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.15     Offer to Repurchase Upon Change of Control.

(a)                                 If a Change of Control occurs, unless the Issuers have previously or concurrently exercised their right to redeem all of the Notes pursuant to Section 3.07, the Company shall make an offer (a “Change of Control Offer”) to repurchase all or any part (in minimum denominations of $2,000 or integral multiples of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, thereon to the date of settlement (the “Change of Control Settlement Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Settlement Date. Within 30 days following the occurrence of a Change of Control, unless the Issuers have previously or concurrently exercised their right to redeem all of the Notes pursuant to Section 3.07, the Company shall send a notice of the Change of Control Offer to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and stating:

(i)                                     that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes validly tendered and not validly withdrawn will be accepted for payment;

(ii)                                  the purchase price and the expiration date of the offer and the Change of Control Settlement Date, which shall be no earlier than 30 days but not more than 60 days from the date such notice is sent; provided that the Change of Control Settlement Date may be delayed, in the Company’s discretion, until such time (provided that in no event shall such Change of Control Settlement Date be delayed to a date later than 60 days from the date on which such notice is sent) as any or all such conditions referred to in clause (ix) below shall be satisfied or waived;

(iii)                               that the Change of Control Offer will expire as of the time specified in such notice and that the Company shall pay the Change of Control Payment for all Notes accepted for purchase as of the expiration date promptly thereafter on the Change of Control Settlement Date (which shall be no later than five Business Days after the date such Change of Control Offer expires);

(iv)                              that any Note not tendered will continue to accrue interest;

(v)                                 that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Settlement Date;

(vi)                              that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, properly endorsed for transfer, together with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed and such customary documents as the Company may reasonably request, to the Paying Agent at the address specified in the notice prior to the expiration of the Change of Control Offer;

(vii)                           that Holders will be entitled to withdraw their election if the Paying Agent receives, prior to the expiration of the Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased;

(viii)                        that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be in minimum denominations of $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000;

(ix)                              if such notice is sent prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control or such other conditions specified therein and describing each such condition, and, if applicable, stating that, in the Company’s discretion, the Change of Control Settlement Date may be delayed until such time as any or all such conditions shall be satisfied or waived, or that such purchase may not occur and such notice may be rescinded in the event that the Company shall determine that any or all such conditions (including the occurrence of such Change of Control) will not be satisfied or waived by the Change of Control Settlement Date, or by the Change of Control Settlement Date as so delayed; and

(x)                                 the other procedures, as determined by the Company, consistent with this Section 4.15 that a Holder must follow.

(b)                                 If any of the Notes subject to a Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases.  Further, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions by virtue of such conflict.

(c)                                  On the Change of Control Settlement Date, the Company shall, to the extent lawful:

(i)                                     accept for payment all Notes or portions thereof (in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000) properly tendered (and not validly withdrawn) pursuant to the Change of Control Offer;

(ii)                                  deposit with the Paying Agent by 11:00 A.M., New York City time, an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered (and not validly withdrawn); and

(iii)                               deliver, or cause to be delivered, to the Trustee for cancellation the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(d)                                 On the Change of Control Settlement Date, the Paying Agent shall promptly pay to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of the Depository) and the Trustee shall authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the expiration of the Change of Control Offer.

(e)                                  The Change of Control provisions of this Section 4.15 shall be applicable whether or not any other provisions of this Indenture are applicable.

(f)                                   The Company shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Section 4.15 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer, (ii) irrevocable notice of redemption of all outstanding Notes has been given pursuant to Section 3.07, unless and until there is a default in payment of the applicable redemption price, or (iii) in connection with a transaction that would constitute a Change of Control, the Company or a third party has made an offer to purchase all outstanding Notes properly tendered at a price higher than the Change of Control Payment and has purchased all Notes properly tendered in such offer (an “Alternate Offer”).

(g)                                  A Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in effect for the Change of Control at the time of making the Change of Control Offer or Alternate Offer.

(h)                                 In the event that upon consummation of a Change of Control Offer or Alternate Offer less than 10% of the aggregate principal amount of all Notes (including any Additional Notes) are held by Holders other than the Issuers or Affiliates thereof, the Issuers will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment or Alternate Offer price, as applicable, plus accrued and unpaid interest, if any, on the Notes that remain outstanding, to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date that is on or prior to the redemption date).

(i)                                     The provisions under this Indenture relating to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the outstanding Notes.

Section 4.16     No Inducements.

The Company will not, and the Company will not permit any of its Subsidiaries to, either directly or indirectly, pay or cause to be paid any cash consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Beneficial Owner or Holder of any Notes for or as an inducement to any consent to any waiver, supplement or amendment of any terms or provisions of this Indenture or the Notes, unless such consideration is offered to be paid (or agreed to be paid) to all Beneficial Owners and Holders of the Notes which so consent in the time frame set forth in the solicitation documents relating to such consent; provided that this Section 4.16 shall not be breached if such consents, waivers or amendments are sought in connection with an exchange offer where participation in such exchange offer is limited to Holders who are “qualified institutional buyers,” within the meaning of Rule 144A or non-U.S. persons within the meaning of Regulation S.

Section 4.17     Permitted Business Activities.

(a)                                 The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

(b)                                 Finance Corp. shall not incur Indebtedness unless (1) the Company or a Restricted Subsidiary is an obligor or a co-obligor or guarantor of such Indebtedness or (2) the net proceeds of such Indebtedness are loaned to the Company or a Restricted Subsidiary, used to acquire outstanding debt securities issued by the Company or a Restricted Subsidiary or used to repay Indebtedness of the Company or a Restricted Subsidiary as permitted under Section 4.09.  Finance Corp. shall not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Company or its Restricted Subsidiaries.

Section 4.18     Money for Notes Payments to Be Held in Trust.  If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of or any premium or interest on the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuers shall have one or more Paying Agents for the Notes, the Issuers will, on or prior to 11:00 A.M., New York City time, on each due date of the principal of or any premium or interest on the Notes, deposit (or, if the Issuers have deposited any trust funds with a trustee pursuant to Section 7.04(a)(1), cause such trustee to deposit) with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Issuers will promptly notify the Trustee of its action or failure so to act.

The Issuers will cause each Paying Agent for the Notes other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.18, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Issuers (or any other obligor upon the Notes) in the making of any payment in respect of the Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes.

The Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Section 4.19     Covenant Suspension.

(a)                                 If at any time (i) the rating assigned to the Notes by S&P and Moody’s (or, if either of such entity (but not both) ceases to rate the Notes for reasons outside of the control of the Company, the ratings assigned to the Notes by any two of S&P, Moody’s and any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency) is an Investment Grade Rating, (ii) no Default or Event of Default has occurred and is continuing under this Indenture and (iii) the Issuers have delivered to the Trustee an Officers’ Certificate certifying to the matters specified in clauses (i) and (ii) of this Section 4.19(a) as of the date of such certificate, the following provisions will be suspended (collectively, the “Suspended Covenants”) beginning on such date (the “Suspension Date”) and continuing until the Reinstatement Date (such period, the “Suspension Period”): Section 3.08, Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.11, Section 4.17, Section 4.20, and Section 5.01(a)(iv). However, the Company and its Restricted Subsidiaries will remain subject to all of the other provisions of this Indenture, including, without limitation, Section 4.03, Section 4.12, Section 4.13 and Section 5.01 (excluding Section 5.01(a)(iv)).  No Subsidiaries shall be designated as Unrestricted Subsidiaries during any Suspension Period.

(b)                                 Thereafter, if either S&P or Moody’s (or any rating agency substituted therefor as described in Section 4.19(a)) withdraws its ratings or downgrades the ratings assigned to the

Notes below the Investment Grade Rating so that the Notes do not have an Investment Grade Rating from both S&P and Moody’s (or two of S&P, Moody’s and any rating agency substituted therefor as described above), the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in this Indenture (each such date of reinstatement being the “Reinstatement Date”). The Issuers shall give prompt notice to the Trustee of any Reinstatement Date pursuant to an Officers’ Certificate.  Compliance with the Suspended Covenants with respect to Restricted Payments made after the Reinstatement Date will be calculated in accordance with Section 4.07 as though Section 4.07 had been in effect during the entire period of time from which the Notes are issued; provided that no Default or Event of Default shall be deemed to have occurred as a result of any failure to comply with any Suspended Covenant that occurs during any period during which such Suspended Covenants are not in effect.

(c)                                  The Trustee will not have any obligation to monitor the ratings of the Notes, the occurrence or dates of any Suspension Date, Suspension Period or Reinstatement Date and may rely conclusively on the Officers’ Certificates referred to above.  The Trustee will not have any obligation to notify the Holders of the occurrence or dates of any Suspension Date, Suspension Period or Reinstatement Date or of the Suspended Covenants, but may provide a copy of such Officers’ Certificates to any Holder upon request.

Section 4.20     Designation of Restricted and Unrestricted Subsidiaries.

(a)                                 The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will either be deemed to be an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under Section 4.07(a) or represent Permitted Investments, as determined by the Company. That designation shall only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.

(b)                                 The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09, either as “Permitted Debt” or pursuant to Section 4.09(a) with the Fixed Charge Coverage Ratio, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.

ARTICLE FIVE
SUCCESSORS

Section 5.01     Merger, Consolidation, or Sale of Assets.

(a)                                 Neither of the Issuers may, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not such Issuer is the survivor) or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another Person, unless:

(i)                                     either (1) such Issuer is the survivor or (2) the Person formed by or surviving any such consolidation or merger (if other than such Issuer ) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person unless the Person formed by or surviving such consolidation or merger is a corporation satisfying such requirement so long as the Company is not a corporation;

(ii)                                  the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of such Issuer under the Notes and this Indenture pursuant to a supplemental indenture;

(iii)                               immediately after such transaction no Default or Event of Default exists;

(iv)                              in the case of a transaction involving the Company and not Finance Corp., either:

(a)                                 the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will, on the date of such transaction immediately after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); or

(b)                                 immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, will be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately before such transactions; and

(v)                                 such Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with this Indenture and the opinion shall state the obligations under such supplemental indenture constitute the legal, valid and binding obligations of such Issuer; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of Officers of the General Partner.

(b)                                 Notwithstanding the restrictions described in Section 5.01(a)(iii) and (iv), (A) any Restricted Subsidiary (other than Finance Corp.) may consolidate with, merge into or dispose of all or part of its properties and assets to the Company or (B) the Company may consolidate or merge with or into a Restricted Subsidiary of the Company, in each case, without the Company being required to comply with Section 5.01(a)(iii) and (iv) in connection with any such consolidation, merger or disposition.

(c)                                  Notwithstanding Section 5.01(a), the Company is permitted to reorganize as any other form of entity in accordance with the following procedures; provided that:

(i)                                     the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Company into a form of entity other than a limited partnership formed under Delaware law;

(ii)                                  the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(iii)                               the entity so formed by or resulting from such reorganization assumes all the obligations of the Company under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(iv)                              immediately after such reorganization no Default or Event of Default exists; and

(v)                                 such reorganization is not materially adverse to the Holders or Beneficial Owners of the Notes (for purposes of this clause (v), a reorganization will not be considered materially adverse to the Holders or Beneficial Owners of the Notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b) of the Code or any similar state or local law).

(d)                                 For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Company.

Section 5.02     Successor Substituted.

Upon any consolidation or merger or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of an Issuer in accordance with Section 5.01, the successor formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such

Issuer under the Notes and this Indenture with the same effect as if such successor had been named as such Issuer in this Indenture and the Notes and shall be substituted for such Issuer (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture and the Notes referring to the “Company” or “Finance Corp.,” as the case may be, shall refer instead to the successor and not to the Company or Finance Corp., as the case may be); and thereafter, if an Issuer is dissolved following a transfer of all or substantially all of its properties or assets, in accordance with this Indenture and the Notes, it shall be discharged and released from all obligations and covenants under this Indenture and the Notes; provided that, in the case of a lease of all or substantially all of its assets, an Issuer will not be released from the obligation to pay the principal of and premium, if any, and interest on the Notes. Upon the request of the Issuers, and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor and such discharge and release of such Issuer.

ARTICLE SIX
DEFAULTS AND REMEDIES

Section 6.01     Events of Default.

(a)                                 An “Event of Default” occurs if one of the following shall have occurred (whatever the reason for such Event of Default and whether it shall be involuntary or be effected by operation of law):

(i)                                     default in the payment when due of interest on the Notes and such default continues for a period of 30 days;

(ii)                                  default in the payment when due of the principal of or premium, if any, on the Notes;

(iii)                               failure by the Company to comply with the provisions of Section 5.01, or to comply with its obligation to offer to repurchase Notes when required and consummate such purchase pursuant to the terms described under Section 4.10 or Section 4.15;

(iv)                              failure by the Company to comply with the provisions of Section 4.03 for 180 days after notice of such failure is provided to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding;

(v)                                 failure by the Company to comply with any other covenant or other agreement in this Indenture or the Notes for 60 days after notice of such failure is provided to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding;

(vi)                              default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if such default:

(a)                                 is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness (a “Payment Default”); or

(b)                                 results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more; provided, however, that if any such Payment Default is cured or waived, any such acceleration is rescinded, or such Indebtedness is repaid, within a period of 30 days from the continuation of such Payment Default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default caused by such Payment Default or acceleration of such Indebtedness shall be automatically rescinded, so long as such rescission does not conflict with any judgment,  decree or applicable law;

(vii)                           failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $50.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 days;

(viii)                        any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases, for any reason, to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee (other than, in any such case, by reason of release of a Guarantor in accordance with Section 9.05);

(ix)                              the Company, Finance Corp., any of the Company’s Restricted Subsidiaries (other than Finance Corp.) that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries (other than Finance Corp.) of the Company that, taken together, would constitute a Significant Subsidiary of the Company, pursuant to or within the meaning of Bankruptcy Law:

(a)                                 commences a voluntary case;

(b)                                 consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law;

(c)                                  consents in writing to the entry of an order for relief against it in an involuntary case;

(d)                                 consents in writing to the appointment of a Custodian of it or for all or substantially all of its property;

(e)                                  makes a general assignment for the benefit of its creditors; or

(f)                                   admits in writing it generally is not paying its debts as they become due; and

(x)                                 a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)                                 is for relief against the Company, Finance Corp., any of the Company’s Restricted Subsidiaries (other than Finance Corp.) that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries (other than Finance Corp.) of the Company that, taken together, would constitute a Significant Subsidiary of the Company, in an involuntary case;

(b)                                 appoints a Custodian of the Company, Finance Corp., any of the Company’s Restricted Subsidiaries (other than Finance Corp.) that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries (other than Finance Corp.) of the Company that, taken together, would constitute a Significant Subsidiary of the Company, or for all or substantially all of the property of the Company, Finance Corp., any of the Company’s Restricted Subsidiaries (other than Finance Corp.) that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries (other than Finance Corp.) of the Company, that, taken together, would constitute a Significant Subsidiary of the Company; or

(c)                                  orders the liquidation, dissolution or winding up of the Company, Finance Corp., any of the Company’s Restricted Subsidiaries (other than Finance Corp.) that is a Significant Subsidiary of the Company or any group of Restricted Subsidiaries (other than Finance Corp.) of the Company that, taken together, would constitute a Significant Subsidiary of the Company; and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02     Acceleration.

If any Event of Default occurs and is continuing and is known to the Trustee (as set forth in Section 11.03(j)), the Trustee, by written notice to the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Notes, by written notice to the Issuers and the Trustee, may declare all of the Notes to be due and payable immediately.  Upon any such declaration, the Notes shall become due and payable immediately.  Notwithstanding the preceding, if an Event of Default specified in Section 6.01(a)(ix) or (x) occurs, then all outstanding Notes shall become due and payable immediately without further action or notice.  The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of all of the Holders of all of the Notes, rescind an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree; (ii) all existing Events of Default (except with respect to nonpayment of principal, interest or premium, if any, that have become due solely because of the acceleration) have been cured or waived; (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due other than by such declaration of acceleration, has been paid; and (iv) the Issuers have paid the Trustee its compensation and reimbursed the

Trustee for its expenses, disbursements and advances. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03     Other Remedies.

(a)                                 If an Event of Default occurs and is continuing and is known to the Trustee (as set forth in Section 11.03(j)), the Trustee may pursue any available remedy to collect the payment of principal of and interest and premium, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b)                                 The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04     Waiver of Past Defaults.

Except as provided in Section 8.02, Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences hereunder, and, subject to Section 6.02, the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05     Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders (it being understood that the Trustee does not have an affirmative duty to determine whether or not any such direction is unduly prejudicial to the rights of Holders of the Notes not joining in giving such direction) or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest or premium, if any) if it determines that withholding notice is in their interest.

Section 6.06     Limitation on Suits.

(a)                                 A Holder may pursue a remedy with respect to this Indenture or the Notes or any Subsidiary Guarantees, only if:

(1)                                 the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)                                 the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)                                 such Holder or Holders offer and provide to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;

(4)                                 the Trustee does not comply with the request within 60 days after receipt of the request and the offer and the provision of indemnity or security; and

(5)                                 during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

(b)                                 A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such use by a Holder prejudices the rights of any other Holders or obtains priority or preference over such other Holders).

Section 6.07     Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the contractual right expressly set forth in this Indenture or the Notes of any Holder of a Note to receive payment of principal of and interest and premium, if any, on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be amended without the consent of such Holder.

Section 6.08     Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers and the Guarantors for the whole amount of principal of, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, reasonable expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09     Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.07 of this Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.07 of this Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10     Priorities.

(a)                                 If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 11.07 of this Indenture, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the Trustee’s costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, interest and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, interest and premium, if any, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

(b)                                 The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11     Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE SEVEN
DEFEASANCE AND COVENANT DEFEASANCE

Section 7.01     Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at their option and evidenced by an Officers’ Certificate, at any time, exercise their rights under either Section 7.02 or Section 7.03 with respect to all outstanding Notes upon compliance with the conditions set forth below in this Article Seven.

Section 7.02     Legal Defeasance and Discharge.

(a)                                 Upon the Issuers’ exercise under Section 7.01 of the option applicable to this Section 7.02, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 7.04 hereof, be deemed to have discharged their obligations with respect to this Indenture and all outstanding Notes, and each Guarantor shall be deemed to have discharged its obligations with respect to its Subsidiary Guarantee, on the date the conditions set forth in Section 7.04 below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that each of the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, and each Guarantor shall be deemed to have paid and discharged its Subsidiary Guarantee (which in each case shall thereafter be deemed to be “outstanding” only for the purposes of Section 7.05 hereof and the other Sections of this Indenture referred to in clauses (1) through (4) below) and to have satisfied all its other obligations under such Notes or Subsidiary Guarantee and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute such instruments reasonably requested by the Issuers acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 7.04, and as more fully set forth in Section 7.04, payments in respect of the principal of and interest and premium, if any, on such Notes when such payments are due;

(2) the Issuers’ obligations with respect to such Notes under Section 1.07, Section 1.08, Section 1.09, Section 4.02 and Section 4.18;

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of this Article Seven.

(b)                                 If the Issuers exercise their Legal Defeasance option, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee and any security for the Notes (other than the trust) will be released.

(c)                                  Subject to compliance with this Article Seven, the Issuers may exercise their option under this Section 7.02 notwithstanding the prior exercise of their option under Section 7.03 hereof.

Section 7.03     Covenant Defeasance.

(a)                                 Upon the Issuers’ exercise under Section 7.01 hereof of the option applicable to this Section 7.03, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 7.04, be released from their obligations under the covenants contained in Article Four (other than those in Section 4.01, Section 4.02, Section 4.04, Section 4.06 and Section 4.14), Section 3.08 and Section 5.01(a)(iv) on and after the date the conditions set forth in Section 7.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes, the Issuers and any Guarantor may omit to comply with, and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 7.01 of the option applicable to this Section 7.03, subject to the satisfaction of the conditions set forth in Section 7.04, an Event of Default specified in Section 6.01(a)(iii) (that resulted solely from the failure of the Company to comply with clause (iv) of Section 5.01(a), Section 4.10 or Section 4.15), Section 6.01(a)(iv), 6.01(a)(v) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(a)(vi), 6.01(a)(vii) and 6.01(a)(viii), in each case, shall not constitute an Event of Default.

(b)                                 If the Issuers exercise their Covenant Defeasance option, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee and any security for the Notes (other than the trust) will be released.

Section 7.04     Conditions to Legal Defeasance or Covenant Defeasance.

(a)                                 In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)                                 the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient (which in the case of a deposit in whole or in part of non-callable Government Securities will be evidenced by the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants as to the sufficiency of such deposit) to pay the principal of and interest and premium, if any, on the outstanding Notes on the date of fixed maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to the date of fixed maturity or to a particular redemption date;

(2)                                 in the case of an election under Section 7.02, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(a)                                 the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)                                 since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of Officers of the General Partner;

(3)                                 in the case of an election under Section 7.03, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of Officers of the General Partner;

(4)                                 no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness or other borrowing of funds, or the grant of Liens securing such Indebtedness or other borrowing, all or a portion of which are to be applied to such deposit);

(5)                                 such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)                                 the Issuers shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

(7)                                 the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of Officers of the General Partner.

Section 7.05     Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a)                                 Subject to Section 7.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 7.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any of its Subsidiaries acting as Paying Agent) as the

Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, interest and premium, if any, but such money need not be segregated from other funds except to the extent required by law.

(b)                                 The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 7.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c)                                  Notwithstanding anything in this Article Seven to the contrary, the Trustee shall deliver or pay to the Issuers from time to time upon the written request of the Issuers any money or non-callable Government Securities held by it as provided in Section 7.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 7.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance, or Covenant Defeasance, as the case may be.

Section 7.06     Repayment to Issuers.

Subject to applicable escheat and abandoned property laws, any money or non-callable Government Securities deposited with the Trustee or any Paying Agent, or then held by an Issuer, in trust for the payment of the principal of or interest or premium, if any, on any Note and remaining unclaimed for two years after such principal, interest or premium, if any, has become due and payable shall be paid to the Issuers on their written request or (if then held by an Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money or non-callable Government Securities, and all liability of the Issuers as trustee thereof, shall thereupon cease.

Section 7.07     Reinstatement.

(a)                                 If the Trustee or Paying Agent is unable to apply any money or non-callable Government Securities in accordance with Section 7.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and any Guarantor’s obligations under this Indenture, the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.02 or Section 7.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 7.05; provided, however, that, if an Issuer makes any payment of principal of or interest or premium, if any, on any Note following the reinstatement of its obligations, such Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE EIGHT
AMENDMENT, SUPPLEMENT AND WAIVER

Section 8.01     Without Consent of Holders.

(a)                                 Notwithstanding Section 8.02, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder:

(1)                                 to cure any ambiguity, defect or inconsistency;

(2)                                 to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(3)                                 to provide for the assumption of an Issuer’s or a Guarantor’s obligations to the Holders in the case of a merger or consolidation or sale of all or substantially all of such Issuer’s or Guarantor’s properties or assets;

(4)                                 to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any Holder under this Indenture in any material respect;

(5)                                 to secure the Notes or the Subsidiary Guarantees pursuant to the requirements of Section 4.12 or otherwise;

(6)                                 to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;

(7)                                 to add any additional Guarantor or otherwise provide for a guarantee of the Notes or to evidence the release of any Guarantor from its Subsidiary Guarantee, in each case, as provided in this Indenture;

(8)                                 to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(9)                                 to evidence or provide for the acceptance of appointment under this Indenture of a successor Trustee with respect to the Notes;

(10)                          to conform the text of this Indenture or the Notes to any provision of the section entitled “Description of notes” in the Offering Memorandum; or

(11)                          to provide for the reorganization of the Company as any other form of entity in accordance with Section 5.01(c).

(b)                                 Upon the request of the Issuers, and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 8.02     With Consent of Holders.

(a)                                 Except as provided in Section 8.01 and in this Section 8.02, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture and the Notes with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under this Indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Section 6.02 and Section 6.07, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under this Indenture, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for Notes.

(b)                                 Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)                                 reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver to this Indenture or the Notes;

(2)                                 reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes (other than provisions relating to the length of notice of optional redemption or as provided in Section 3.08, Section 4.10 and Section 4.15);

(3)                                 reduce the rate of or change the time for payment of interest on any Note;

(4)                                 waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5)                                 make any Note payable in currency other than that stated in the Notes;

(6)                                 make any change in the provisions of this Indenture relating to waivers of past Defaults or amend the contractual rights of Holders expressly set forth in this Indenture to institute suit for the enforcement of any payment of  principal of, or interest or premium, if any, on the Notes on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date) (other than payments required by Section 3.08, Section 4.10 and Section 4.15);

(7)                                 waive a redemption payment with respect to any Note (other than a payment required by Section 3.08, Section 4.10 and Section 4.15);

(8)                                 release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(9)                                 make any change in the preceding amendment, supplement and waiver provisions.

(c)                                  Upon the request of the Issuers, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture, unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(d)                                 It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(e)                                  After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

(f)                                   A consent to any amendment, supplement or waiver under this Indenture or the Notes by any Holder given in connection with a purchase, tender or exchange of such Holder’s Notes shall not be rendered invalid by such purchase, tender or exchange.

Section 8.03     Compliance with Trust Indenture Act.

(a)                                 Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 8.04     Effect of Consents.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder’s Note.

Section 8.05     Notation on or Exchange of Notes.

(a)                                 The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers, in exchange for all Notes, may issue, and the Trustee shall authenticate, new Notes that reflect the amendment, supplement or waiver.

(b)                                 Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.06     Trustee to Sign Amendments, etc..

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article Eight if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  In executing any amended or supplemental indenture, the Trustee shall be entitled to receive, and (subject to the provisions of Section 11.01 of this Indenture) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent are satisfied.

Section 8.07     Effect of Supplemental Indentures.

Upon the execution of any amended or supplemental indenture under this Article Eight, this Indenture shall be modified in accordance therewith, and such amended or supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE NINE
GUARANTEES

Section 9.01     Subsidiary Guarantees.

(a)                                 Subject to this Article Nine, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture or the Notes held thereby and the Obligations of the Issuers under the Notes or this Indenture, that: (a) the principal of and interest and premium, if any, on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon repurchase or redemption or otherwise, and interest on the overdue principal of and premium and (to the extent permitted by law) interest on the Notes, and all other payment Obligations of the Issuers to the Holders or the Trustee under the Notes or this Indenture will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon repurchase or redemption or otherwise. The Guarantors will be jointly and severally obligated to pay any amount so guaranteed which was not otherwise paid when due, regardless of the reason for such failure to pay by the Person then obligated to pay.

(b)                                 The Guarantors hereby agree that, except as expressly provided in this Article Nine, their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against an Issuer, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of an Issuer, any right to require a proceeding first against an Issuer, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture.

(c)                                  If any Holder or the Trustee is required by any court or otherwise to return to an Issuer, the Guarantors, or any Custodian, Trustee or other similar official acting in relation to any of the Issuers or the Guarantors, any amount paid by an Issuer or any Guarantor to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby.

(d)                                 Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (a) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of its Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in Article Six, such Obligations (whether or not then due and payable) shall forthwith become due and payable by the Guarantor for the purpose of its Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantees.

Section 9.02     Limitation on Guarantor Liability.

The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

Section 9.03     Subsidiary Guarantee Evidenced by Indenture; No Notation of Subsidiary Guarantee.

(a)                                 The Subsidiary Guarantee of any Guarantor shall be evidenced solely by its execution and delivery of this Indenture (or, in the case of any Guarantor that is not party to this Indenture on the Issue Date, a supplemental indenture) and not by an endorsement on, or attachment to, any Note of any Subsidiary Guarantee or notation thereof.  To effect any Subsidiary Guarantee of any Guarantor not a party to this Indenture on the Issue Date, such future Guarantor shall execute and deliver a supplemental indenture substantially in the form of Exhibit D hereto, which supplemental indenture shall be executed and delivered on behalf of such Guarantor by an Officer of such Guarantor.

(b)                                 Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 9.01 shall be and remain in full force and effect notwithstanding any failure to endorse on any Note a notation of such Subsidiary Guarantee.

(c)                                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of each of the Guarantors.

Section 9.04     Guarantors May Consolidate, etc., on Certain Terms.

(a)                                 No Guarantor shall sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person (other than the Company or another Guarantor), unless, (i) either (1) the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) unconditionally assumes, pursuant to a supplemental indenture, all the obligations of such Guarantor under the Notes, this Indenture and its Subsidiary Guarantee, or (2) such transaction does not violate the provisions of Section 4.10, and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

(b)                                 In the case of any such consolidation or merger and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee, of the Subsidiary Guarantee and the due and punctual performance of all of the covenants of this Indenture to be performed by the Guarantor, such successor Person shall succeed to, and be substituted for, the Guarantor with the same effect as if it had been named herein as a Guarantor.

Section 9.05     Releases of Guarantors.

(a)                                 The Subsidiary Guarantee of a Guarantor shall be released:

(1)                                 in connection with any sale or other disposition of all or substantially all of the properties or assets of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) an Issuer or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the provisions of Section 4.10;

(2)                                 in connection with any sale or other disposition of Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) an Issuer or a Restricted Subsidiary of the Company, if as a result of such sale or disposition the Guarantor ceases to be a Restricted Subsidiary of the Company and the sale or other disposition does not violate the provisions of Section 4.10;

(3)                                 if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 4.20;

(4)                                 upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Article Seven or Article Ten, as applicable;

(5)                                 upon the liquidation or dissolution of such Guarantor, provided that no Default or Event of Default has occurred that is continuing; or

(6)                                 at such time as such Guarantor ceases to (x) borrow, or guarantee any Indebtedness of either of the Issuers or any Guarantors, under the Credit Agreement and (y) guarantee any Indebtedness of either of the Issuers or any Guarantors under any other Credit Facility in excess of the De Minimis Amount (provided, that, if at any time following such release, such Guarantor (x) borrows, or guarantees any Indebtedness of either of the Issuers or any Guarantors, under the Credit Agreement or (y) guarantees any Indebtedness of either of the Issuers or any Guarantors under any other Credit Facility in excess of the De Minimis Amount, then such Guarantor will be required to provide a Subsidiary Guarantee as provided under Section 4.13).

(b)                                 Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that all conditions precedent have been complied with, the Trustee shall execute any documents reasonably requested by the Company in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.  Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article Nine.

ARTICLE TEN
SATISFACTION AND DISCHARGE

Section 10.01                      Satisfaction and Discharge.

(a)                                 This Indenture shall be satisfied and discharged and shall cease to be of further force and effect as to all Notes issued hereunder (except for (A) the rights of Holders of outstanding Notes to receive solely from the trust fund described in clause (ii) of Section 10.01(a)(1), and as more fully set forth in such clause (ii), payments in respect of the principal of and interest and premium, if any, on such Notes when such payments are due, (B) the Issuers’ obligations with respect to such Notes under Section 1.07, Section 1.08, Section 1.09, Section 4.02 and Section 4.18 and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ obligations in connection therewith), when:

(1)                                 either:

(i)                                     all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(ii)                                  all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise, and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government

Securities, in amounts as will be sufficient without consideration of any reinvestment of interest (which in the case of a deposit in whole or in part of non-callable Government Securities will be evidenced by the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants as to the sufficiency of such deposit), to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of fixed maturity or redemption;

(2)                                 in the case of clause (1)(ii) of this Section 10.01(a), no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness or other borrowing of funds, or the grant of Liens securing such Indebtedness or other borrowing, all or a portion of which are to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(3)                                 the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture;

(4)                                 the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at fixed maturity or the redemption date, as the case may be; and

(5)                                 the Issuers have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of this Indenture have been satisfied; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of Officers of the General Partner.

Section 10.02                      Application of Trust Money.

(a)                                 Subject to the provisions of Section 7.06, all money deposited with the Trustee pursuant to Section 10.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

(b)                                 The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 10.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Section 10.03                      Reinstatement.

(a)                                 If the Trustee or Paying Agent is unable to apply any money or non-callable Government Securities in accordance with Section 10.01 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture, the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 10.02; provided, however, that if the an Issuer makes any payment of principal, premium, if any, or interest on any Notes following the reinstatement of its obligations, such Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE ELEVEN
THE TRUSTEE

Section 11.01                      Certain Duties and Responsibilities.  (a) Except during the continuance of an Event of Default,

(1)                                 the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and as are provided by the Trust Indenture Act, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any such opinions and certificates, including mathematical calculations or other facts stated therein).

(3)                                 In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(4)                                 No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this Subsection (i) shall not be construed to limit the effect of Section 11.01(a)(1);

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)                               the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes, determined as provided in Section 6.05, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes; and

(iv)                              no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(5)                                 Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 11.01.

Section 11.02                      Notice of Defaults.  If a default occurs hereunder and if it is known to the Trustee as provided in Section 11.03(j), the Trustee shall give the Holders notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 6.01(a)(iii) through (v), no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

Section 11.03                      Certain Rights of Trustee.  Subject to the provisions of Section 11.01:

(a)                                 the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order or Officers’ Certificate and any request or direction of a Guarantor mentioned herein shall be sufficiently evidenced by an Officers’ Certificate of such Guarantor, and any resolution of the Board of Directors of an Issuer shall be sufficiently evidenced by a Board Resolution of such Issuer and any resolution of a Guarantor’s Board of Directors may be sufficiently evidenced by such Guarantor’s Board Resolution;

(c)                                  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) shall be entitled to receive, and may conclusively rely upon, an Officers’ Certificate;

(d)                                 the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)                                  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)                                   the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers and, if applicable, the Guarantors, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g)                                  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder and shall not be responsible for the supervision of officers and employees of such agents or attorneys;

(h)                                 the Trustee may request that the Issuers deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(i)                                     the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(j)                                    the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(k)                                 the rights, privileges, protections, immunities and benefits given to the Trustee, including its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder;

(l)                                     the Trustee shall not be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions;

(m)          the Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture;

(n)           any permissive right of the Trustee to take or refrain from taking actions enumerated in this Indenture shall not be construed as a duty; and

(o)           the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, fires, riots, strikes, or work stoppages for any reason, embargoes, governmental actions, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.04       Not Responsible for Recitals or Issuance of Notes.  The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee does not assume any responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Issuers of Notes or the proceeds thereof.

Section 11.05       May Hold Notes.  The Trustee, any authenticating agent, any Paying Agent, any Registrar or any other agent of the Issuers or any Guarantor, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 11.08 and Section 11.13, may otherwise deal with the Issuers or any Guarantor with the same rights it would have if it were not Trustee, authenticating agent, Paying Agent, Registrar or such other agent.

Section 11.06       Money Held in Trust.  Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuers or any Guarantor.

Section 11.07       Compensation and Reimbursement.

The Issuers, jointly and severally, agree:

(a)           to pay to the Trustee from time to time such compensation as the Issuers and Trustee shall agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)           except as otherwise expressly provided in this Indenture, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction; and

(c)           to indemnify, defend and protect each of the Trustee or any predecessor Trustee and its officers, directors, agents and employees for, and to hold them harmless against, any and all losses, liabilities, damages, claims or expenses including taxes (other than taxes based upon, measured by or determined by the earnings or income of the Trustee) incurred, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Issuers, a Holder or any other Person), enforcing this Section 11.07 or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder.  The Issuers shall defend the claim and the Trustee shall provide reasonable cooperation in such defense.  The Trustee may have separate counsel of its selection and the Issuers shall pay the fees and expenses of such counsel; provided, however, that the Issuers shall not be required to pay such fees and expenses if the Issuers assume such defense unless there is a conflict of interest between the Issuers and the Trustee in connection with such defense as determined by the Trustee in consultation with counsel or if there are additional or separate defenses available to the Trustee that are not available to the Issuers and the Issuers are unable to assert any such defense on the Trustee’s behalf.  Notwithstanding the foregoing, the Issuers need not reimburse any expense or indemnify against any loss, cost, liability, damage, claim or expense incurred by the Trustee through its own willful misconduct or gross negligence as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(d)           As security for the performance of the obligations of the Issuers under this Section 11.07 the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on the Notes.

(e)           The provisions of this Section 11.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(f)            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(ix) or Section 6.01(a)(x) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 11.08       Conflicting Interests.  If the Trustee has or shall acquire a conflicting interest within the meaning set forth in the Trust Indenture Act after a Default has occurred and is continuing, the Trustee shall either eliminate such conflicting interest within 90 days or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 11.09       Corporate Trustee Required; Eligibility.  There shall at all times be one, and only one, Trustee hereunder with respect to the Notes.  Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, has a combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office in the continental United States of America.  If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 11.09 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Eleven.

Section 11.10       Resignation and Removal; Appointment of Successor.  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 11.11.

(b)           The Trustee may resign at any time by giving written notice thereof to the Issuers.  If the instrument of acceptance by a successor Trustee required by Section 11.11 shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

(c)           The Trustee may be removed at any time by act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuers.  If the instrument of acceptance by a successor Trustee required by Section 11.11 shall not have been delivered to the Trustee within 30 days after the giving of a notice of removal pursuant to this paragraph, the Trustee being removed may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time:

(1)           the Trustee shall fail to comply with Section 11.08 after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)           the Trustee shall cease to be eligible under Section 11.09 and shall fail to resign after written request therefor by the Issuers or by any such Holder, or

(3)           the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuers by a Board Resolution of each Issuer may remove the Trustee with respect to all Notes, or (B) subject to Section 6.11, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

(d)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuers, by a Board Resolution of each Issuer, shall promptly appoint a successor Trustee or Trustees and shall comply with the applicable requirements of Section 11.11.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuers and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 11.11, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Issuers. If no successor Trustee shall have been so appointed by the Issuers or the Holders and accepted appointment in the manner required by Section 11.11, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)           The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.10.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 11.11       Acceptance of Appointment by Successor.  (a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuers, any Guarantor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Issuers or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)           Upon request of the successor Trustee, the Issuers and any Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Section 11.11(a), as the case may be.  Notwithstanding replacement of the Trustee pursuant to this Section 11.11, the Issuers’ obligations under Section 11.07 will continue for the benefit of the retiring Trustee.

(c)           No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 11.12       Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 11.13       Preferential Collection of Claims Against Issuers.  If and when the Trustee shall be or become a creditor of the Issuers (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuers (or any such other obligor).

Section 11.14       Appointment of Authenticating Agent.  (a) The Trustee may appoint an authenticating agent or agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate the Notes issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption or pursuant to Section 1.10, and the Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an authenticating agent so appointed and a certificate of authentication executed on behalf of the Trustee by an authenticating agent so appointed.  Each authenticating agent shall be acceptable to the Issuers and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as authenticating agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority.  If such authenticating agent publishes reports of condition at least annually pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 11.14, the combined capital and surplus of such authenticating agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an authenticating agent shall cease to be eligible in accordance with the provisions of this Section 11.14, such authenticating agent shall resign immediately in the manner and with the effect specified in this Section 11.14.

(b)           Any corporation into which an authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such authenticating agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an authenticating agent, shall continue to be an authenticating agent, provided such corporation shall be otherwise eligible under this Section 11.14, without the execution or filing of any paper or any further act on the part of the Trustee, the Issuers, the authenticating agent or such successor corporation.

(c)           An authenticating agent may resign at any time by giving written notice thereof to the Trustee and to the Issuers.

(d)           The Trustee may at any time terminate the agency of an authenticating agent by giving written notice thereof to such authenticating agent and to the Issuers.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such authenticating agent shall cease to be eligible in accordance with the provisions of this Section 11.14, the Trustee may appoint a successor authenticating agent with respect to the Notes which shall be acceptable to the Issuers and shall give notice of such appointment to all Holders in the manner provided in Section 1.10.  Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent.  No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 11.14.

(e)           The Trustee agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section 11.14, and the Trustee shall be entitled to be reimbursed by the Issuers for such payments, subject to the provisions of Section 11.07.

(f)            If an appointment is made pursuant to this Section 11.14, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes designated herein and referred to in the within—mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
As Authenticating Agent

By:
Authorized Signatory

ARTICLE TWELVE
MISCELLANEOUS

Section 12.01       Communication by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuers, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 12.02       Certificate and Opinion as to Conditions Precedent.

(a)           Upon any request or application by an Issuer to the Trustee to take any action under this Indenture, such Issuer shall furnish to the Trustee:

(i)            an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.03) stating that, in the opinion of the Person executing such certificate, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.03) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.03       Statements Required in Certificate or Opinion.

(a)           Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:

(i)            a statement that the Person executing such certificate or opinion has read such covenant or condition;

(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)          a statement that, in the opinion of such Person executing such certificate or opinion, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv)          a statement as to whether or not, in the opinion of such Person executing such certificate or opinion, such condition or covenant has been satisfied.

(b)           In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(c)           Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

(d)           Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 12.04       Governing Law; Waiver of Jury Trial.

THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR THE NOTES.

Section 12.05       Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the Trust Indenture Act Section 318(c), such imposed duties shall control.  If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required to be a part of and govern this Indenture, such required provision of the Trust Indenture Act shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or shall be excluded, as the case may be.

Section 12.06       Successors.

All agreements of the Issuers and the Guarantors in this Indenture and the Notes shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.07       Severability.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.08       Counterparts.

The parties may sign any number of copies of this Indenture, and each party hereto may sign any number of separate copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.09       No Personal Liability of Directors, Officers, Employees and Unitholders and No Recourse to General Partner.

None of the General Partner or any past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Subsidiary Guarantees or this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder, by accepting a Note, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes and the Subsidiary Guarantees.

Section 12.10       Table of Contents, Headings, Etc..

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.11       No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or any of the Company’s Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture insofar as relating to the Notes.

Section 12.12       Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information within their possession or control as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 12.13       Benefits of this Indenture.

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties to this Indenture and their successors hereunder and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.14       Notices.

Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing in the English language and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or any Guarantor:

USA Compression Partners, LP
USA Compression Finance Corp.
100 Congress Avenue, Suite 450

Austin, Texas 78701
Attention: Chief Financial Officer

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, Texas 77002
Facsimile No.: (713) 615-5650
Attention: E. Ramey Layne

If to the Trustee:

Wells Fargo Bank, National Association

Corporate, Municipal, and Escrow Services

1445 Ross Avenue, Suite 4300

MAC T9216-430

Dallas, Texas 75202
Facsimile: (469) 729-7638
Attention: Corporate, Municipal & Escrow Services

The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication mailed (or, in the case of Global Notes, sent to the Depositary pursuant to Applicable Procedures) to a Holder shall be sent to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.

Failure to mail or otherwise send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided,  however, that the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.  If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers send a notice or communication to Holders, they will send a copy to the Trustee and each Agent at the same time.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the day and year first above written.

SIGNATURES

ISSUERS:

USA Compression Partners, LP

By:	USA Compression GP, LLC, its general partner

By:	/s/ Eric D. Long
Name: Eric D. Long
Title: President and Chief Executive Officer

USA Compression Finance Corp.

By:	/s/ Eric D. Long
Name: Eric D. Long
Title: President and Chief Executive Officer

GUARANTORS:

USA Compression Partners, LLC

By:	USA Compression GP, LLC, its sole manager

By:	/s/ Eric D. Long
Name: Eric D. Long
Title: President and Chief Executive Officer

(Indenture Signature Page)

USAC Leasing, LLC

By:	USA Compression GP, LLC, its sole manager

By:	/s/ Eric D. Long
Name: Eric D. Long
Title: President and Chief Executive Officer

USAC OpCo 2, LLC

By:	USA Compression GP, LLC, its sole manager

By:	/s/ Eric D. Long
Name: Eric D. Long
Title: President and Chief Executive Officer

USAC Leasing 2, LLC

By:	USA Compression GP, LLC, its sole manager

By:	/s/ Eric D. Long
Name: Eric D. Long
Title: President and Chief Executive Officer

CDM Environmental & Technical Services LLC

By:	USA Compression Partners, LP, its sole member
By:	USA Compression GP, LLC, its general partner

By:	/s/ Eric D. Long
Name: Eric D. Long
Title: President and Chief Executive Officer

(Indenture Signature Page)

CDM Resource Management LLC

By:	USA Compression Partners, LP, its sole member
By:	USA Compression GP, LLC, its general partner

By:	/s/ Eric D. Long
Name: Eric D. Long
Title: President and Chief Executive Officer

(Indenture Signature Page)

Wells Fargo Bank, National Association,
as Trustee

By:	/s/ Patrick T. Giordano
Name: Patrick T. Giordano
Title: Vice President

(Indenture Signature Page)

EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Definitive Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the ERISA Legend]

USA COMPRESSION PARTNERS, LP

USA COMPRESSION FINANCE CORP.

No.	$
CUSIP No.
ISIN No.

6.875% Senior Note due 2027

USA Compression Partners, LP, a Delaware limited partnership, and USA Compression Finance Corp., a Delaware corporation, jointly and severally promise to pay to                             , or registered assigns, the principal sum of U.S. dollars [or such greater or lesser amount as may be indicated on Schedule A hereto](1) on September 1, 2027.

Interest Payment Dates: March 1 and September 1.
Record Dates: February 15 and August 15.

Additional provisions of this Note are set forth on the other side of this Note.

(1)         If this Note is a Global Note, add this provision and include the attachment captioned “[TO BE ATTACHED TO GLOBAL NOTES] — SCHEDULE A — SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE”.

USA COMPRESSION PARTNERS, LP

By:	USA Compression GP, LLC, its general partner

By:
Name:
Title:

USA COMPRESSION FINANCE CORP.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

Wells Fargo Bank, National Association,
as Trustee, certifies that this is one
of the Notes referred to in the Indenture.

By:
Authorized Signatory

Dated:

[FORM OF REVERSE SIDE OF NOTE]
6.875% Senior Note due 2027

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                      Interest.  USA Compression Partners, LP, a Delaware limited partnership (the “Company”), and USA Compression Finance Corp., a Delaware corporation (“Finance Corp.,” and, together with the Company, the “Issuers”), jointly and severally promise to pay interest on the unpaid principal amount of this Note at 6.875% per annum.  [The Issuers will also pay Additional Interest if required pursuant to the Registration Rights Agreement.](1) The Issuers will pay interest, if any, semi-annually in arrears on March 1 and September 1 of each year (each an “Interest Payment Date”), commencing September 1, 2019.  If an Interest Payment Date falls on a day that is not a Business Day, then the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue solely as a result of such delayed payment.  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date.  The Issuers shall pay (i) interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the then applicable interest rate on this Note and (ii) interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest [and Additional Interest](2) (without regard to any applicable grace period) from time to time on demand at the same rate, in each case, to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                                      Method of Payment.  The Issuers will pay interest on this Note to the Persons who are registered Holders at the close of business on the February 15 or August 15 next preceding each Interest Payment Date, except as provided in Section 1.06 of the Indenture with respect to defaulted interest.  Holders must surrender Notes to the Paying Agent to collect payments of principal and premium, if any, together with accrued and unpaid interest, if any, due at maturity.  All payments of principal, premium, if any, and interest due on all Global Notes will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof.  Principal of, premium, if any, and interest on Notes in certificated form will be payable at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holder of this Note at its respective address set forth in the register of Holders, except that if a Holder of at least $5.0 million principal amount of Notes has given wire transfer instructions to the Issuers, the Issuers will pay all principal, interest and premium, if any, on that Holder’s Notes in accordance with those

(1)  Delete for Exchange Notes

(2)  Delete for Exchange Notes

instructions. Until otherwise designated by the Issuers, the Issuers’ office or agency will be the office of the Trustee maintained for such purpose.  Notwithstanding the foregoing, if this Note is a Global Note, payment may be made pursuant to the Applicable Procedures of the Depository as permitted in the Indenture.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.                                      Paying Agent and Registrar.  Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.                                      Indenture.  The Issuers issued this Note under an Indenture, dated as of March 7, 2019 (as may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuers, the Initial Guarantors and the Trustee.  The terms of this Note includes those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  Notwithstanding anything to the contrary herein, this Note is subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  Any conflict between this Note and the Indenture will be governed by the Indenture.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.  The aggregate principal amount of the Notes is unlimited.

5.                                      Optional Redemption.

(a)                                 Except as set forth in subparagraphs (b), (c) and (d) of this Paragraph 5, the Issuers shall not have the option to redeem this Note prior to September 1, 2022.  On or after September 1, 2022, the Issuers shall have the option to redeem this Note, in whole or in part at any time, upon prior notice as set forth in the Indenture, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on September 1 of the years indicated below:

Year	Percentage
2022	105.156%
2023	103.438%
2024	101.719%
2025 and thereafter	100.000%

(b)                                 Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to September 1, 2022, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including any Additional Notes) issued under the Indenture at a redemption price of 106.875% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), in an amount not greater than the net cash proceeds of one or more Equity Offerings; provided that (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture on the Issue Date remains outstanding immediately after the occurrence of each such redemption (excluding any Notes held by the Company and its Subsidiaries) and (ii) such redemption occurs within 180 days of the date of the closing of such Equity Offering.

(c)                                  Prior to September 1, 2022, the Issuers may, on one or more occasions, redeem all or part of this Note at a redemption price equal to the sum of (1) 100% of the principal amount thereof, plus (2) accrued and unpaid interest, if any, thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), plus (3) the Make-Whole Premium at the redemption date.

(d)                                 This Note may also be redeemed, as a whole, following certain Change of Control Offers, at the redemption price and subject to the conditions set forth in Section 4.15(h) of the Indenture.

6.                                      Mandatory Redemption.  Except as set forth in Paragraph 7, neither of the Issuers shall be required to make mandatory redemption or sinking fund payments with respect to the Notes.  The Issuers may, at any time and from time to time, purchase Notes in open market purchases or negotiated transactions by tender offer or otherwise.

7.                                      Repurchase at Option of Holders.

(a)                                 Within 30 days following the occurrence of a Change of Control, except as provided in the Indenture, the Company shall make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, thereon to the date of settlement (the “Change of Control Settlement  Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Settlement Date.

(b)                                 In certain circumstances following an Asset Sale, the Company may be required to commence an offer to all Holders (an “Asset Sale Offer”) pursuant to Section 3.08 of the Indenture, and to all holders of any Pari Passu Indebtedness then outstanding, to purchase the maximum principal amount of Notes and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of this Note, plus accrued and unpaid interest, if any, thereon to the Settlement Date, subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Settlement Date, in accordance with the procedures set forth in the Indenture.

(c)                                  Holders of Notes that are the subject of an offer to purchase will receive a Change of Control Offer or an Asset Sale Offer, as the case may be, from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of this Note.

8.                                      Notice of Redemption.  Notice of redemption will be sent at least 30 days but not more than 60 days (except as otherwise provided in the Indenture if the notice is issued in connection with a Legal Defeasance, Covenant Defeasance, or a satisfaction and discharge of the Indenture) before the redemption date to each Holder whose Notes are to be redeemed at each such Holder’s registered address.  If sent in the manner provided for in Section 3.03 of the Indenture, the notice of optional redemption shall be conclusively presumed to have been given whether or not a Holder receives such notice.  Failure to give timely notice or any defect in the notice shall not affect the validity of the redemption.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess of $2,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date, interest shall cease to accrue on Notes or portions of the Notes called for redemption.  Notice of redemption may be subject to conditions specified in the notice.

9.                                      Guarantees.  The payment by the Issuers of the principal of and premium and interest on this Note is fully and unconditionally guaranteed on a joint and several basis by each of the Guarantors to the extent set forth in the Indenture.

10.                               Denominations, Transfer, Exchange.  This Note is in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes due on transfer or exchange.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

11.                               Persons Deemed Owners.  The registered Holder of a Note shall be treated as its owner for all purposes.

12.                               Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture or this Note may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then outstanding Notes, and any existing Default or compliance with any provision of the Indenture or this Note may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.  Without the consent of any Holder of a Note, the Indenture or this Note may be amended or supplemented as provided in the Indenture.

13.                               Defaults and Remedies.  If any Event of Default occurs and is continuing and is known to the Trustee (as set forth in Section 11.03(j) of the Indenture), the Trustee, by written notice to the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Notes, by written notice to the Issuers and the Trustee, may declare all this Note to be due and payable immediately.  Notwithstanding the preceding, in the case of an Event of Default arising from such events of bankruptcy, insolvency or reorganization described in Section 6.01(a)(ix) or

6.01(a)(x) of the Indenture, all outstanding Notes will become due and payable without further action or notice.  Holder may not enforce the Indenture or this Note except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power conferred on it.

14.                               Defeasance and Discharge.  This Note is subject to defeasance and discharge upon the terms and conditions specified in the Indenture.

15.                               No Recourse Against Others.  None of the General Partner or any past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or any Guarantor under this Note, the Subsidiary Guarantees or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  The Holder, by accepting this Note, waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of this Note and the Subsidiary Guarantees.

16.                               Authentication.  This Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent.

17.                               Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.                               [Additional Rights of Holders of Initial Notes.  In addition to the rights provided to Holders under the Indenture, Holders of Initial Notes will have all the rights set forth in the Registration Rights Agreement, dated as of March 7, 2019, among the Issuers, the Guarantors and the other parties named on the signature pages thereof or, in the case of any Additional Notes, Holders thereof may have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).](3)

19.                               CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers and corresponding ISIN numbers to be printed on this Note and the Trustee may use CUSIP numbers and corresponding ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on this Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.                               Governing Law; Waiver of Jury Trial.  THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  EACH OF THE ISSUERS, THE GUARANTORS AND

(3)  Delete for Exchange Notes

THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR THIS NOTE.

21.                               Successors.  In the event a successor assumes all the obligations of an Issuer under this Note and the Indenture, pursuant to the terms thereof, such Issuer will be released from all such obligations.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

USA Compression Partners, LP
USA Compression Finance Corp.

100 Congress Avenue, Suite 450

Austin, Texas 78701
Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuers.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, check the box below:

☐ Section 4.10	☐ Section 4.15

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount (in minimum denomination of $2,000 or integral multiples of $1,000 in excess of $2,000) you elected to have purchased: $     .

Date:	Your
Signature:

(Sign exactly as your name appears on the other side of this Note)
Soc. Sec. or Tax Identification No.:

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE ATTACHED TO GLOBAL NOTE]

SCHEDULE A

[SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian

*                 This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

USA Compression Partners, LP
USA Compression Finance Corp.

100 Congress Avenue, Suite 450

Austin, Texas 78701

Wells Fargo Bank, National Association

Corporate Trust — DAPS REORG

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

Re: 6.875% Senior Notes due 2027

Reference is hereby made to the Indenture, dated as of March 7, 2019 (the “Indenture”), among USA Compression Partners, LP (the “Company”) and USA Compression Finance Corp. (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                       in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                      ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.                                      ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.                                      ☐ Check and complete if Transferee will take delivery of a beneficial interest in the Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

OR

(b)                                 ☐ such Transfer is being effected to the Company or a subsidiary thereof;

OR

(c)                                  ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.                                      ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)                                 ☐ Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 ☐  Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                  ☐  Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (A) OR (B)]

(a)                                 ☐ a beneficial interest in the:

(i)                                     ☐                                    144A Global Note (CUSIP              ), or

(ii)                                  ☐                                    Regulation S Global Note (CUSIP           ), or

(b)                                 ☐ a Restricted Definitive Note.

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐ a beneficial interest in the:

(i)                                     ☐                                    144A Global Note (CUSIP    ), or

(ii)                                  ☐                                    Regulation S Global Note (CUSIP    ), or

(iii)                               ☐                                    Unrestricted Global Note (CUSIP    ); or

(b)                                 ☐ a Restricted Definitive Note; or

(c)                                  ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

USA Compression Partners, LP
USA Compression Finance Corp.

100 Congress Avenue, Suite 450

Austin, Texas 78701

Wells Fargo Bank, National Association

Corporate Trust — DAPS REORG

600 Fourth Street South, 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: 1-800-344-5128

Fax: 1-866-969-1290

Email: dapsreorg@wellsfargo.com

Re: 6.875% Senior Notes due 2027

Reference is hereby made to the Indenture, dated as of March 7, 2019 (the “Indenture”), among USA Compression Partners, LP (the “Company”) and USA Compression Finance Corp. (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $        in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)                                 ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)                                 ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)                                 ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)                                 ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)                                 ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted

Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

USA COMPRESSION PARTNERS, LP,

USA COMPRESSION FINANCE CORP.

and

the Guarantors named herein

6.875% SENIOR NOTES DUE 2027

FORM OF SUPPLEMENTAL INDENTURE
SUBSIDIARY GUARANTEE

DATED AS OF                ,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Trustee

This SUPPLEMENTAL INDENTURE, dated as of                  ,          (this “Supplemental Indenture”), is among USA Compression Partners, LP, a Delaware limited partnership (the “Company”), USA Compression Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors, each of the parties identified under the caption “New Guarantors” on the signature pages hereto (the “New Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, the Issuers, the Initial Guarantors and the Trustee entered into an indenture, dated March 7, 2019 (the “Indenture”), pursuant to which the Issuers have issued $750,000,000 in the aggregate principal amount of 6.875% Senior Notes due 2027 (the “Notes”);

WHEREAS, Section 8.01 of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture in order to add additional Guarantors to the Indenture, without the consent of any Holder; and

WHEREAS, all acts and things necessary to make this Supplemental Indenture a valid and legally binding agreement according to its terms, and a valid and legally binding amendment of and supplement to, the Indenture, have been duly done and performed.

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors, the New Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01                             This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02                             This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors, the New Guarantors and the Trustee.

ARTICLE 2

Each New Guarantor hereby becomes a party to the Indenture as a Guarantor with respect to the Notes and as such, will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture with respect to the Notes.  Each New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor with respect to the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture with respect to the Notes.

ARTICLE 3

Section 3.01                             Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02                             Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture.  This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03                             THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04                             The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantor.

Section 3.05                             The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

USA COMPRESSION PARTNERS, LP

By:	USA Compression GP, LLC, its general partner

By:
Name:
Title:

USA COMPRESSION FINANCE CORP.

By:
Name:
Title:

GUARANTORS

USA COMPRESSION PARTNERS, LLC

By:	USA Compression GP, LLC, its sole manager

By:
Name:
Title:

USAC LEASING, LLC

By:	USA Compression GP, LLC, its sole manager

By:
Name:
Title:

USAC OPCO 2, LLC

By:	USA Compression GP, LLC, its sole manager

By:
Name:
Title:

USAC LEASING 2, LLC

By:	USA Compression GP, LLC, its sole manager

By:
Name:
Title:

CDM Environmental & Technical Services LLC

By:	USA Compression Partners, LP, its sole member

By:	USA Compression GP, LLC, its general partner

By:
Name:
Title:

CDM Resource Management LLC

By:	USA Compression Partners, LP, its sole member

By:	USA Compression GP, LLC, its general partner

By:
Name:
Title:

NEW GUARANTORS

[ ]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: